HASCO 2005-I1

New Issue Term Sheet and Computational Materials

$577,159,801 (Approximate)

HASCO 2005-I1

HSI Asset Securitization Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer, Securities Administrator and Custodian

JP Morgan Chase Bank, N. A.

National City Home Loan Services, Inc.

Option One Mortgage Corporation

Servicers

Lead Underwriter

December 9, 2005

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. (“HSBC”) will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information contained herein is being delivered to you solely to provide you with information about the offering of the securities referred to herein and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to notice of allocation.

The information contained in this communication, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar communication relating to these securities. This communication is not required to contain, and does not contain, all information that is required to be included in the base prospectus and prospectus supplement. Additionally, the information contained herein is preliminary and subject to change.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure (the “Computational Materials”), are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. The Computational Materials are based upon proprietary modeling techniques and assumptions and alternative modeling techniques and/or assumptions may be more appropriate or produce significantly different results. The realization of the assumptions underlying the Computational Materials is subject to significant uncertainties and contingencies and actual economic variables that impact returns will differ, and may differ materially, from those inputs utilized in the model. As a result of the foregoing, HSBC make no representation as to appropriateness of any modeling techniques employed by it, the appropriateness of the assumptions underlying the Computational Materials, the materiality of any assumption to the actual return, the reasonableness of any assumption or the particular factors that may affect whether such assumptions are realized.

Any collateral pool information contained herein, including without limitation any collateral tables which follow, is based only on a sample pool of mortgage loans expected to comprise the final pool, along with other mortgage loans, on the closing date. In addition, certain mortgage loans contained in this sample pool may be deleted from the pool of mortgage loans delivered to the issuer on the closing date. This sample pool may not necessarily represent a statistically relevant population. Although HSBC believes the information with respect to the sample pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the sample pool.

The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This communication is not an offer to sell or the solicitation of an offer to buy these securities where such offer, solicitation or sale is not permitted. Additionally, transfers of any such securities or instruments may be limited by law or the terms thereof. Recipients are required to inform themselves of and comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any transaction.

Mortgage Pass-Through Certificates, Series 2005-I1 $577,159,801 (Approximate, Subject to +/- 10% Variance)

HSI Asset Securitization Corporation Trust 2005-I1

Issuer

HSI Asset Securitization Corporation Depositor

Alt-A First Lien Residential Mortgage Loans

Transaction Highlights

		Avg Life to	Payment Window		Expected Ratings	Initial Credit
	Principal	Call / Mty	to Call / Mty		(S&P / Moody’s /	Enhancement
Classes	Balance ($) (1)	(2)(3)(4)	(Months) (2)(3)(4)	Description	Fitch)	(5)	Benchmark
I-A	133,471,000			Not Offered Hereby		10.60%	1 Mo. LIBOR
II-A-1	195,183,000	1.00 / 1.00	1 - 22 / 1 -22	Senior Sequential Floater	AAA / Aaa / AAA	10.60%	1 Mo. LIBOR
II-A-2	44,085,000	2.00 / 2.00	22 - 28 / 22 - 28	Senior Sequential Floater	AAA / Aaa / AAA	10.60%	1 Mo. LIBOR
II-A-3	112,558,000	3.50 / 3.50	28 - 68 / 28 - 71	Senior Sequential Floater	AAA / Aaa / AAA	10.60%	1 Mo. LIBOR
II-A-4	30,683,000	5.61 / 7.86	68 - 68 / 71 - 150	Senior Sequential Floater	AAA / Aaa / AAA	10.60%	1 Mo. LIBOR
M-1	32,898,000	4.08 / 4.39	38 - 68 / 38 - 108	Mezzanine Floater	AA+ / NR / AA+	4.90%	1 Mo. LIBOR
M-2	9,234,000	4.01 / 4.19	38 - 68 / 38 - 87	Mezzanine Floater	AA / NR / AA	3.30%	1 Mo. LIBOR
M-3	3,174,000	4.01 / 4.10	38 - 68 / 38 - 76	Mezzanine Floater	AA- / NR / AA-	2.75%	1 Mo. LIBOR
M-4	2,885,000	3.97 / 3.98	37 - 68 / 37 - 71	Mezzanine Floater	A+ / NR / A+	2.25%	1 Mo. LIBOR
M-5	2,885,000	3.87 / 3.87	37 - 65 / 37 - 65	Mezzanine Floater	A / NR / A	1.75%	1 Mo. LIBOR
M-6	7,214,000	3.38 / 3.38	37 -58 / 37 - 58	Mezzanine Floater	A- / NR / A-	0.50%	1 Mo. LIBOR
X				Not Offered Hereby
P				Not Offered Hereby
R				Not Offered Hereby

Notes:

(1)

Bond sizes subject to a variance of plus or minus 10%.

(2)

Certificates are priced to the 10% optional redemption, as described herein.

(3)

Based on the pricing prepayment speed, as described herein.

(4)

Margins on the Class A Certificates and on the Class M Certificates are equal to 2.0x and 1.5x, respectively, of the original margins after the clean-up call date, as described herein.

(5)

Includes initial overcollateralization of 0.50%.

Issuer:	HSI Asset Securitization Corporation Trust 2005-I1.

Depositor:	HSI Asset Securitization Corporation.

Seller:	HSBC Bank USA, N.A.

Lead Underwriter:	HSBC Securities (USA) Inc.

Co-Managers:	Blaylock & Company, Inc. and H&R Block Financial Advisors Inc.

Originators:	First Franklin Mortgage Corporation (“First Franklin”), New Century Mortgage Corporation (“New Century”), and Option One Mortgage Corporation (“Option One”).

Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.

Servicers:	JP Morgan Chase Bank, N. A., National City Home Loan Services, Inc. and Option One Mortgage Corporation.

Trustee:	Deutsche Bank National Trust Company.

Mortgage Insurer:	PMI Mortgage Insurance Co.

Credit Risk Manager:	Clayton Fixed Income Services, Inc.

Swap Provider:	[TBD]

Cut-off Date:	November 1, 2005.

Expected Pricing Date:	The week of December 12, 2005.

Closing Date:	On or about December 20, 2005.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in December 2005. The first Distribution Date will be December 27, 2005.

Final Scheduled Distribution Date:	November 25, 2035.

Certificates:

Approximately $515,980,000 senior floating-rate Certificates (the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, collectively the “Class A Certificates”) and approximately $58,290,000 mezzanine Certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, collectively the “Class M Certificates”). The Class A Certificates, together with the Class M Certificates, are referred to herein as the “Offered Certificates”.

The “Group I Certificates” will consist of the Class I-A Certificates and the “Group II Certificates” will consist of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates. The “Sequential Certificates” will consist of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates. Notwithstanding the foregoing definition of Offered Certificates, the Class I-A Certificates are not being offered hereby, but will be offered pursuant to the Prospectus.

Prospectus:

The Offered Certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the “Prospectus”). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Mortgage Loans:

The aggregate principal balance of the Mortgage Loans as of the Cut-off Date is approximately $577,159,801. The Mortgage Loans consist of fixed-rate and adjustable-rate, interest-only, Alt-A mortgage loans secured by first liens on one- to four-family residential properties.

Group I Mortgage Loans:

The aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date is approximately $149,297,168. The Group I Mortgage Loans consist of 15- and 30-year fixed rate interest-only loans and 30-year interest-only adjustable-rate mortgage loans that have an initial fixed rate period of two, three or five years after origination and thereafter adjust semi-annually based on six-month LIBOR. All of the Group I Mortgage Loans have principal balances at origination that conform to Freddie Mac loan limits applicable to first lien one- to four-family residential properties.

Group II Mortgage Loans:

The aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date is approximately $427,862,633. The Group II Mortgage Loans consist of 30-year fixed rate interest-only loans and 30-year interest-only adjustable-rate mortgage loans that either adjust semi-annually from their originations or have an initial fixed rate period of two, three or five years after origination and thereafter adjust semi-annually based on six month LIBOR.

Mortgage Loan Group:	Group I Mortgage Loans or Group II Mortgage Loans.

Record Date:	The business day immediately preceding each Distribution Date.

Delay Days:	0 (zero) days on all Certificates.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Accrual Period:

Interest with respect to the Offered Certificates will initially accrue from the Closing Date to, but excluding, the first Distribution Date. Thereafter, interest will accrue from the prior Distribution Date to, but excluding, the then current Distribution Date. With respect to the Offered Certificates, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The Offered Certificates will settle flat (no accrued interest).

Prepayment Period:

The Prepayment Period applicable to both full or partial prepayments on the mortgage loans with respect to any Distribution Date is the 16th of the calendar month immediately preceding the month in which the Distribution Date occurs through the 15th of the calendar month of the related Distribution Date.

Fixed Pricing Prepayment Speed:	The Fixed Pricing Prepayment Speed for the fixed-rate Mortgage Loans assumes 4% CPR in month 1, building linearly to 27% CPR in month 12, and remaining at 27% CPR thereafter.

ARM 1 Pricing Prepayment Speed:

The ARM 1 Pricing Prepayment Speed for the Mortgage Loans that do not have an initial fixed-rate period and the 2/28 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter.

ARM 2 Pricing Prepayment Speed:

The ARM 2 Pricing Prepayment Speed for the 3/27 and 5/25 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 30, 50% CPR from month 31 to 37, and 35% CPR in month 38 and thereafter.

Tax Treatment:	REMIC.

ERISA Eligible:	Underwriter’s exemption is expected to apply to all Offered Certificates. However, prospective purchasers should consult with their own counsel.

Legal Investment:

The Class A, Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 ($100,000 with respect to initial European investors) and integral multiples of $1 in excess thereof.

Optional Redemption:

At its option, the Master Servicer may purchase all of the Mortgage Loans (and properties acquired on behalf of the Issuer) when the aggregate principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period, has been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Administration Fees:

The “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.500% per annum for the mortgage loans serviced by JP Morgan Chase Bank, N. A. and National Home Loan Services, Inc., and calculated at approximately 0.300% per annum on the aggregate principal balance of the Mortgage Loans for months 1 through 10 from the month of the Closing Date, approximately 0.400% per annum on the aggregate principal balance of the Mortgage Loans for months 11 through 30 from the month of the Closing Date and approximately 0.650% per annum on the aggregate principal balance of the Mortgage Loans for months 31 and thereafter from the month of the Closing Date for the mortgage loans serviced by Option One; and the “Trustee Fee” calculated at the “Trustee Fee Rate” of 0.0050% per annum. Administration Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Credit Risk Manager Fee:	The Credit Risk Manager Fee is calculated at the “Credit Risk Manager Fee Rate” of 0.014% per annum of the aggregate principal balance of the Mortgage Loans.

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Administration Fees

Principal & Interest Advances:

The Servicers are required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicers are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:

The Servicers will pay all out-of-pocket costs related to their obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicers are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

The Servicers are required to pay Compensating Interest up to the amount of their respective Servicing Fee to cover shortfalls due to partial and/or full prepayments on the Mortgage Loans (“Prepayment Interest Shortfalls”).

Credit Enhancement:	1. Bulk Primary Mortgage Insurance Policy; 2. Excess spread; 3. Net Swap Payments; 4. Overcollateralization; and 5. Subordination

Bulk Primary Mortgage Insurance:

On the Closing Date, the Mortgage Insurer will provide a bulk primary mortgage insurance policy on all of the Mortgage Loans in the transaction with an original LTV greater than 60% (97.20% of the Mortgage Loans). Deep mortgage insurance down to 60% LTV will be provided. A single premium will be paid upfront by the Seller.

Overcollateralization Amount:

The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the sum of the aggregate principal balance of the certificates after taking into account the payments of principal to be made on such Distribution Date. The initial Overcollateralization Amount will be equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cutoff Date.

Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cutoff Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 1.00% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) approximately 0.50% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in December 2008 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount, as applicable, to the holders of the Certificates then entitled to payments of principal on such Distribution Date) is greater than or equal to approximately 21.20%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class of Offered Certificates for any Distribution Date is the percentage obtained by dividing (x) the aggregate principal balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount, as applicable, to the holders of the Certificates then entitled to payments of principal on such Distribution Date.

Target Credit Enhancement Percentage

	Class	Initial	On and After Stepdown Date

	A	10.60%	21.20%
	M-1	4.90%	9.80%
	M-2	3.30%	6.60%
	M-3	2.75%	5.50%
	M-4	2.25%	4.50%
	M-5	1.75%	3.50%
	M-6	0.50%	1.00%

Trigger Event:

A Trigger Event will have occurred with respect to any Distribution Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 55.00% of the Credit Enhancement Percentage for the Class A Certificates, or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date	Loss Percentage
	December 2008 through November 2009	0.75% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
	December 2009 through November 2010	1.00% for the first month, plus an additional 1/12th of 0.15% for each month thereafter
	December 2010 through November 2011	1.15% for the first month, plus an additional 1/12th of 0.10% for each month thereafter
	December 2011 and thereafter	1.25%
Delinquency Rate:

For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:

With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

Realized Losses:

Generally, any realized losses on the Mortgage Loans will be absorbed first, by the Bulk Primary Mortgage Insurance Policy, second, by the excess spread, third, by the Net Swap Payments, fourth, by the Overcollateralization Amount, and fifth, by Subordination.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the trust will enter into a Swap Agreement. Under the Swap Agreement, the trust will be obligated to pay an amount equal to 4.85% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”) and will be deposited into the Swap Account. See the attached interest rate swap schedule.

Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as part of Net Monthly Excess Cashflow.

Interest Payment Priority:

On each Distribution Date, the interest collected will be paid in the following order of priority:

i)

to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment caused by the Swap Provider);

(ii)

from the interest collected on the Group I Mortgage Loans, to the holders of the Group I Certificates, the Senior Interest Payment Amount allocable to such Certificates; from the interest collected on the Group II Mortgage Loans, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such Certificates. Any interest collected and remaining after the payment of the above will be available to pay any Senior Interest Payment Amount to the unrelated group; and

(iii)

from the remaining interest collected, sequentially in ascending numerical order, to the holders of the Class M Certificates.

Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:

(i)

to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment caused by the Swap Provider);

(ii)

the Group I Principal Payment Amount to the holders of the Group I Certificates, until the principal balances thereof have been reduced to zero and then to the holders of the Group II Certificates after taking into account the payment of the Group II Principal Payment Amount described in (iii) below;

(iii)

the Group II Principal Payment Amount to the holders of the Group II Certificates sequentially, until the principal balances thereof have been reduced to zero and then to the holders of the Group I Certificates after taking into account the payment of the Group I Principal Payment Amount described in (ii) above; and

(iv)

sequentially in ascending numerical order, to the holders of the Class M Certificates, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii) and (iii) above until the principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:

(i)

to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment caused by the Swap Provider);

(ii)

concurrently, to the holders of the Group I Certificates, the Group I Senior Principal Payment Amount; and to the holders of the Group II Certificates, the Group II Senior Principal Payment Amount, until the principal balances thereof have been reduced to zero;

(iii)

concurrently, to the holders of the Group I Certificates, any remaining Group II Senior Principal Payment Amount and to the holders of the Group II Certificates any remaining Group I Senior Principal Payment Amount; and

(iv)

sequentially in ascending numerical order, to the holders of the Class M Certificates, the Class M Principal Payment Amount, until the principal balances thereof have been reduced to zero.

Net Monthly Excess Cashflow:

For any Distribution Date, the excess of (x) the Available Funds over (y) the sum of (i) the monthly interest accrued and any unpaid interest on the Group I Certificates and the Group II Certificates and the monthly interest accrued on the Class M Certificates, (ii) the principal remittance amount and (iii) the Net Swap Payment.

Net Monthly Excess Cashflow Payments:

With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i)

to the holders of the class or classes of Certificates then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization increase amount, payable as part of the Principal Payment Amount;

(ii)

sequentially in ascending numerical order, to the holders of the Class M Certificates:

a)

in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

b)

in an amount equal to the previously allocated Realized Loss Amounts;

(iii)

to the holders of the Offered Certificates, any Basis Risk Carryover Amounts for such classes

(iv)

to the Credit Risk Manager, the Credit Risk Manager Fee; (v)     to the Swap Provider, any Swap Termination Payment caused by the Swap Provider; and

(vi)

to the holders of the Class X Certificates, as provided by the Pooling and Servicing Agreement.

Group I Available Funds Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjustment Mortgage Rate of the Group I Mortgage Loans minus (y) a percentage equal to a fraction equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Swap Payment or Swap Termination Payment allocated to the Group I Mortgage Loans based on the applicable Group Percentage (other than a Swap Termination Payment caused by the Swap Provider) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Group I Mortgage Loans and (ii) 12.

Group II Available Funds Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjustment Mortgage Rate of the Group II Mortgage Loans minus (y) a percentage equal to a fraction equal to the product of (i) a fraction the numerator of which is equal to the portion of the Net Swap Payment or Swap Termination Payment allocated to the Group II Mortgage Loans based on the applicable Group Percentage (other than a Swap Termination Payment caused by the Swap Provider) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Group II Mortgage Loans and (ii) 12.

Class M Available Funds Cap:

The product of (i) the weighted average of (x) the Expense Adjusted Mortgage Rate for each Group I Mortgage Loan and (y) the Expense Adjusted Mortgage Rate for each Group II Mortgage Loan then in effect on the beginning of the related Due Period, in each case weighted on the basis of the related Group Principal Balance and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Group Percentage:

For each of Group I and Group II and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loans in such group for such Distribution Date and the denominator of which is the aggregate principal balance of all the Mortgage Loans.

Interest Rate:	The Interest Rate on any Distribution Date for each class of Offered Certificates will equal the lesser of: (a) one-month LIBOR plus related margin; and (b) the Available Funds Cap for such Group.

Interest Carry Forward Amount:

For each class of Offered Certificates and on any Distribution Date, the sum of (i) the excess of (A) the Interest Payment Amount with respect to the prior Distribution Dates (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Dates, over (B) the amount actually paid to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Interest Rate for such class.

Interest Payment Amount:

The Interest Payment Amount for the Offered Certificates of any class on any Distribution Date is equal to interest accrued at the Interest Rate for that class during the related Interest Accrual Period on the principal balance of that class immediately prior to the Distribution Date.

Senior Interest Payment Amount:

The Senior Interest Payment Amount for any Distribution Date is equal to the Interest Payment Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Carryover Amount:

For any Distribution Date, if the Interest Rate for a class of Offered Certificates is based on the related Available Funds Cap, the excess of (i) the amount of interest such class would have accrued for such Distribution Date had the applicable Interest Rate not been subject to the Available Funds Cap, over (ii) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Available Funds Cap, together with the unpaid portion of any such amounts from the prior Distribution Dates (and accrued interest thereon at the then applicable Interest Rate, without giving effect to the related Available Funds Cap). The ratings on each class of Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

For each Mortgage Loan that is adjustable, the Mortgage Loans will adjust based on six-month LIBOR after an initial period of zero, two, three or five years following the date of origination, and the Interest Rates on the Offered Certificates are based on one-month LIBOR, the application of the related Available Funds Cap could result in Basis Risk Carryover Amounts. This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps.

Step-up Coupon:

If the Optional Redemption is not exercised on the first Distribution Date on which it could have been exercised, the margins on each of the Class A Certificates will increase to 2.0 times their related initial margin and the margins on each of the Class M Certificates will increase to 1.5 times their related initial margins.

Principal Payment Amount:

The Principal Payment Amount for any Distribution Date and for any Mortgage Loan Group will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any Overcollateralization increase amount for such Distribution Date, each allocated between each Mortgage Loan Group based on the amount of principal received from each Mortgage Loan Group.

Senior Principal Payment Amount:

The Senior Principal Payment Amount for any Mortgage Loan Group is an amount equal to the lesser of (1) the Principal Payment Amount for such Mortgage Loan Group and (2) the excess of (x) the aggregate principal balance of the related certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS 2 times the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date.

Class M Principal Payment Amount:

The lesser of (1) any Group I and Group II Principal Payment Amount remaining and (2) the excess of (x) the aggregate principal balance of all Certificates senior to the related class and the principal balance of the related certificates immediately prior to such Distribution Date less the amount paid to classes senior to the related class for such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS 2 times the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the related Mortgage Loans as of the last day of the Due Period and (B) the excess, if any, of the aggregate principal balance of the related Mortgage Loans as of the last day of the Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Optimal Principal Payment Amount Percentage
Class	Percentage
A	78.80%
M-1	90.20%
M-2	93.40%
M-3	94.50%
M-4	95.50%
M-5	96.50%
M-6	99.00%

Sensitivity Analysis

(To Call)

	PPC	50%	75%	100%	125%	150%
IIA-1	WAL Payment Window	1.75 1 - 42	1.25 1 - 29	1.00 1 - 22	0.83 1 - 20	0.71 1 - 16
IIA-2	WAL Payment Window	4.02 42 - 57	2.63 29 - 36	2.00 22 - 28	1.69 20 - 23	1.47 16 - 20
IIA-3	WAL Payment Window	7.59 57 - 142	4.97 36 - 94	3.50 28 - 68	2.51 23 - 52	1.99 20 - 32
IIA-4	WAL Payment Window	11.78 142 - 142	7.78 94 - 94	5.61 68 - 68	4.28 52 - 52	2.91 32 - 40
M-1	WAL Payment Window	7.87 47 - 142	5.21 37 - 94	4.08 38 - 68	3.71 40 - 52	3.28 40 - 40
M-2	WAL Payment Window	7.87 47 - 142	5.20 37 - 94	4.01 38 - 68	3.51 39 - 52	3.28 40 - 40
M-3	WAL Payment Window	7.87 47 - 142	5.20 37 - 94	4.01 38 - 68	3.46 38 - 52	3.28 40 - 40
M-4	WAL Payment Window	7.85 47 - 142	5.18 37 - 94	3.97 37 - 68	3.43 38 - 52	3.21 39 - 40
M-5	WAL Payment Window	7.63 47 - 136	5.04 37 - 90	3.87 37 - 65	3.35 38 - 50	3.15 38 - 39
M-6	WAL Payment Window	6.41 47 - 122	4.24 37 - 80	3.38 37 - 58	3.08 37 - 44	3.06 37 - 38

Sensitivity Analysis

(To Maturity)

	PPC	50%	75%	100%	125%	150%
IIA-1	WAL Payment Window	1.75 1 - 42	1.25 1 - 29	1.00 1 - 22	0.83 1 - 20	0.71 1 - 16
IIA-2	WAL Payment Window	4.02 42 - 57	2.63 29 - 36	2.00 22 - 28	1.69 20 - 23	1.47 16 - 20
IIA-3	WAL Payment Window	7.59 57 - 148	4.97 36 - 97	3.50 28 - 71	2.51 23 - 54	1.99 20 - 32
IIA-4	WAL Payment Window	16.20 148 - 289	10.86 97 - 205	7.86 71 - 150	5.97 54 - 114	3.67 32 - 89
M-1	WAL Payment Window	8.48 47 - 221	5.62 37 - 149	4.39 38 - 108	3.94 40 - 83	4.18 43 - 65
M-2	WAL Payment Window	8.23 47 - 180	5.44 37 - 120	4.19 38 - 87	3.64 39 - 66	3.48 40 - 51
M-3	WAL Payment Window	8.04 47 - 158	5.31 37 - 105	4.10 38 - 76	3.52 38 - 58	3.33 40 - 45
M-4	WAL Payment Window	7.87 47 - 148	5.20 37 - 98	3.98 37 - 71	3.44 38 - 54	3.22 39 - 42
M-5	WAL Payment Window	7.63 47 - 136	5.04 37 - 90	3.87 37 - 65	3.35 38 - 50	3.15 38 - 39
M-6	WAL Payment Window	6.41 47 - 122	4.24 37 - 80	3.38 37 - 58	3.08 37 - 44	3.06 37 - 38

Effective Maximum Interest Rate Table for the Group II Certificates

	Scenario	Scenario	Scenario		Scenario	Scenario	Scenario
Period	(1) (%)	(2) (%)	(3) (%)	Period	(1) (%)	(2) (%)	(3) (%)
1	N/A	N/A	N/A	35	8.94	9.84	16.19
2	5.75	5.75	20.90	36	8.66	9.53	15.72
3	5.75	5.75	20.81	37	8.95	9.84	15.83
4	6.37	6.37	20.83	38	8.66	9.53	15.40
5	5.75	5.75	20.57	39	8.66	9.59	15.30
6	5.94	5.94	20.46	40	9.72	11.51	16.88
7	5.75	5.75	20.23	41	8.88	10.56	10.56
8	5.94	5.94	20.07	42	9.17	10.91	10.91
9	5.75	5.75	19.79	43	8.88	10.56	10.56
10	5.75	5.75	19.55	44	9.17	10.91	10.91
11	5.92	5.92	19.31	45	8.88	10.56	10.56
12	5.73	5.73	18.98	46	8.93	10.86	10.86
13	5.92	5.92	18.77	47	9.26	11.33	11.33
14	5.73	5.73	18.45	48	8.96	10.96	10.96
15	5.73	5.73	18.19	49	9.26	11.33	11.33
16	6.35	6.35	18.15	50	8.96	10.96	10.96
17	5.73	5.73	17.68	51	8.96	10.96	10.96
18	5.92	5.92	17.51	52	9.91	12.27	12.27
19	5.73	5.73	17.16	53	8.95	11.19	11.19
20	5.92	5.92	16.80	54	9.25	11.56	11.56
21	5.90	5.90	16.65	55	8.95	11.18	11.18
22	7.43	7.43	17.74	56	9.25	11.55	11.55
23	7.82	7.82	17.57	57	9.00	11.23	11.23
24	7.55	7.56	16.98	58	9.01	11.29	11.29
25	7.79	7.80	16.82	59	9.39	11.81	11.81
26	7.53	7.54	16.27	60	9.09	11.43	11.43
27	7.58	7.60	16.07	61	9.39	11.80	11.80
28	8.69	8.83	16.88	62	9.08	11.42	11.42
29	8.14	8.32	16.31	63	9.09	11.44	11.44
30	8.42	8.61	16.26	64	10.07	12.66	12.66
31	8.10	8.29	15.72	65	9.09	11.46	11.46
32	8.39	8.58	15.66	66	9.39	11.85	11.85
33	8.13	8.38	15.27	67	9.09	11.46	11.46
34	8.48	9.29	15.92	68	9.39	11.84	11.84

1.

Assumes one-month LIBOR remains constant at 4.34%, six-month LIBOR remains constant at 4.64% and the cashflows are run to the Optional Redemption at the pricing speed.

2.

Assumes one-month LIBOR and six-month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Redemption at the pricing speed.

3.

Assumes one-month LIBOR and six-month LIBOR increase instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and all payments on the Interest Rate Swap are received as scheduled and applied.

	Scenario	Scenario	Scenario		Scenario	Scenario	Scenario
Period	(1) (%)	(2) (%)	(3) (%)	Period	(1) (%)	(2) (%)	(3) (%)
1	N/A	N/A	N/A	35	8.95	9.85	16.16
2	5.84	5.84	20.98	36	8.67	9.54	15.69
3	5.84	5.84	20.89	37	8.95	9.86	15.81
4	6.47	6.47	20.91	38	8.66	9.54	15.38
5	5.84	5.84	20.63	39	8.66	9.59	15.27
6	6.04	6.04	20.51	40	9.69	11.28	16.62
7	5.84	5.84	20.28	41	8.91	10.60	10.60
8	6.04	6.04	20.11	42	9.21	10.95	10.95
9	5.85	5.85	19.82	43	8.91	10.59	10.59
10	5.85	5.85	19.57	44	9.21	10.94	10.94
11	6.02	6.02	19.34	45	8.91	10.60	10.60
12	5.82	5.82	19.01	46	8.95	10.81	10.81
13	6.02	6.02	18.80	47	9.30	11.42	11.42
14	5.82	5.82	18.48	48	9.00	11.05	11.05
15	5.82	5.82	18.22	49	9.30	11.42	11.42
16	6.45	6.45	18.19	50	9.00	11.05	11.05
17	5.82	5.82	17.71	51	9.00	11.05	11.05
18	6.02	6.02	17.54	52	9.96	12.33	12.33
19	5.82	5.82	17.20	53	9.00	11.30	11.30
20	6.02	6.02	16.84	54	9.30	11.67	11.67
21	5.97	5.97	16.61	55	9.00	11.30	11.30
22	7.09	7.09	17.29	56	9.30	11.67	11.67
23	7.83	7.84	17.48	57	9.04	11.34	11.34
24	7.56	7.57	16.89	58	9.05	11.38	11.38
25	7.80	7.81	16.74	59	9.43	11.94	11.94
26	7.54	7.55	16.21	60	9.13	11.56	11.56
27	7.58	7.60	16.01	61	9.43	11.94	11.94
28	8.53	8.65	16.62	62	9.13	11.55	11.55
29	8.11	8.32	16.24	63	9.13	11.57	11.57
30	8.40	8.61	16.19	64	10.11	12.81	12.81
31	8.08	8.29	15.66	65	9.13	11.59	11.59
32	8.36	8.58	15.60	66	9.44	11.98	11.98
33	8.11	8.37	15.20	67	9.13	11.59	11.59
34	8.36	9.04	15.63	68	9.43	11.97	11.97

1.

Assumes one-month LIBOR remains constant at 4.34%, six-month LIBOR remains constant at 4.64% and the cashflows are run to the Optional Redemption at the pricing speed.

2.

Assumes one-month LIBOR and six-month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Redemption at the pricing speed.

3.

Assumes one-month LIBOR and six-month LIBOR increase instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and all payments on the Interest Rate Swap are received as scheduled and applied.

Excess Spread

	Excess	Excess				Excess	Excess
	Spread	Spread	1m LIBOR	6m LIBOR		Spread	Spread	1m LIBOR	6m LIBOR
	(%)(1)	(%)(2)	(%)	(%)		(%)(1)	(%)(2)	(%)	(%)
1	N/A	N/A	4.345	4.644	35	4.32	3.95	4.780	4.758
2	1.34	0.98	4.460	4.720	36	4.17	3.87	4.751	4.738
3	1.34	0.98	4.734	4.782	37	4.32	4.00	4.694	4.710
4	1.79	1.01	4.688	4.794	38	4.19	3.92	4.695	4.663
5	1.34	0.97	4.688	4.809	39	4.19	3.93	4.685	4.617
6	1.49	0.99	4.706	4.826	40	4.75	4.28	4.659	4.594
7	1.34	0.97	4.798	4.837	41	4.47	4.12	4.658	4.631
8	1.49	0.98	4.798	4.829	42	4.63	4.35	4.603	4.668
9	1.33	0.96	4.796	4.820	43	4.48	4.37	4.421	4.730
10	1.33	0.96	4.782	4.810	44	4.63	4.53	4.420	4.827
11	1.45	0.96	4.783	4.798	45	4.48	4.28	4.538	4.927
12	1.30	0.93	4.773	4.785	46	4.53	4.19	4.877	5.008
13	1.45	0.96	4.745	4.774	47	4.74	4.56	4.877	5.034
14	1.29	0.92	4.746	4.769	48	4.59	4.34	4.934	5.058
15	1.29	0.92	4.739	4.764	49	4.75	4.43	5.020	5.082
16	1.75	1.04	4.712	4.761	50	4.60	4.25	5.022	5.106
17	1.29	0.92	4.712	4.762	51	4.60	4.27	5.021	5.129
18	1.44	0.96	4.713	4.764	52	5.06	4.87	5.022	5.153
19	1.28	0.91	4.714	4.767	53	4.61	4.40	5.021	5.175
20	1.43	0.96	4.715	4.772	54	4.76	4.53	5.069	5.197
21	1.42	1.05	4.714	4.776	55	4.61	4.28	5.155	5.199
22	2.57	2.20	4.720	4.781	56	4.77	4.46	5.155	5.172
23	3.23	2.77	4.721	4.785	57	4.67	4.33	5.156	5.145
24	3.05	2.69	4.727	4.789	58	4.68	4.33	5.154	5.115
25	3.19	2.73	4.746	4.792	59	4.92	4.57	5.155	5.089
26	3.03	2.65	4.746	4.796	60	4.78	4.47	5.079	5.060
27	3.06	2.69	4.745	4.801	61	4.93	4.74	4.990	5.039
28	3.78	3.28	4.741	4.806	62	4.79	4.57	4.992	5.029
29	3.61	3.26	4.742	4.813	63	4.80	4.59	4.991	5.019
30	3.77	3.36	4.747	4.819	64	5.26	5.05	4.992	5.010
31	3.57	3.21	4.771	4.820	65	4.81	4.52	4.991	4.999
32	3.73	3.31	4.771	4.808	66	4.97	4.72	4.967	4.989
33	3.59	3.23	4.773	4.795	67	4.83	4.60	4.930	4.989
34	3.85	3.54	4.781	4.780	68	4.98	4.77	4.931	4.999

1.

Assumes one-month LIBOR  remains constant at 4.34%, six-month LIBOR remains constant at 4.64% and the cashflows are run to the Optional Redemption at the pricing speed.

2.

Assumes one-month LIBOR and six-month LIBOR is equal to the forward curve provided and the cashflows are run to the Optional Redemption at the pricing speed

Interest Rate Swap Schedule

	Aggregate Interest Rate Swap Schedule
Period	Accrual Start	Accrual End	Swap Notional ($)
1	12/20/2005	12/25/2005	0.00
2	12/25/2005	1/25/2006	566,492,265.57
3	1/25/2006	2/25/2006	557,276,863.36
4	2/25/2006	3/25/2006	546,056,616.49
5	3/25/2006	4/25/2006	532,857,554.56
6	4/25/2006	5/25/2006	517,723,771.90
7	5/25/2006	6/25/2006	500,721,395.51
8	6/25/2006	7/25/2006	481,922,694.03
9	7/25/2006	8/25/2006	461,608,623.62
10	8/25/2006	9/25/2006	440,775,544.90
11	9/25/2006	10/25/2006	419,550,591.48
12	10/25/2006	11/25/2006	399,040,214.50
13	11/25/2006	12/25/2006	379,500,194.81
14	12/25/2006	1/25/2007	360,895,694.96
15	1/25/2007	2/25/2007	343,176,725.16
16	2/25/2007	3/25/2007	326,314,158.41
17	3/25/2007	4/25/2007	310,258,222.41
18	4/25/2007	5/25/2007	295,002,488.10
19	5/25/2007	6/25/2007	279,666,740.05
20	6/25/2007	7/25/2007	260,591,702.21
21	7/25/2007	8/25/2007	242,809,034.44
22	8/25/2007	9/25/2007	221,443,326.67
23	9/25/2007	10/25/2007	201,038,839.85
24	10/25/2007	11/25/2007	183,039,287.34
25	11/25/2007	12/25/2007	168,874,315.55
26	12/25/2007	1/25/2008	156,028,172.04
27	1/25/2008	2/25/2008	146,395,381.19
28	2/25/2008	3/25/2008	137,161,607.87
29	3/25/2008	4/25/2008	128,456,398.05
30	4/25/2008	5/25/2008	119,164,261.20
31	5/25/2008	6/25/2008	110,008,456.41
32	6/25/2008	7/25/2008	101,602,162.04
33	7/25/2008	8/25/2008	93,878,411.72
34	8/25/2008	9/25/2008	86,827,808.37
35	9/25/2008	10/25/2008	80,597,160.08
36	10/25/2008	11/25/2008	74,861,137.65
37	11/25/2008	12/25/2008	70,544,696.22
38	12/25/2008	1/25/2009	66,178,850.72
39	1/25/2009	2/25/2009	62,073,453.40
40	2/25/2009	3/25/2009	58,212,929.51
41	3/25/2009	4/25/2009	0.00

The Accrual Period for the Interest Rate Swap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period and payments will be determined using the Act/360 day-count convention.

The Distribution Date for the Interest Rate Swap is two business days prior to the end of each accrual period.

BREAKEVEN LOSSES

	Static LIBOR		Forward LIBOR
Class	CDR	Cum. Loss	CDR	Cum. Loss
M-1 M-2 M-3 M-4 M-5 M-6	44.83 33.43 30.10 27.23 24.58 19.16	6.60% 5.57% 5.21% 4.89% 4.56% 3.82%	44.55 32.89 29.50 26.60 23.83 18.52	6.58% 5.51% 5.15% 4.81% 4.46% 3.73%

100% Prepayment Speed

Net MI protection results in 10% net Severity

Triggers Failing

to Maturity

Breakeven loss represents CDR which results in first dollar of principal loss

12 mos. Lag

	Static LIBOR		Forward LIBOR
Class	CDR	Cum. Loss	CDR	Cum. Loss
M-1 M-2 M-3 M-4 M-5 M-6	8.78 7.23 6.72 6.24 5.85 4.85	9.20% 7.77% 7.29% 6.82% 6.44% 5.43%	8.55 7.00 6.48 6.00 5.59 4.64	8.99% 7.55% 7.05% 6.58% 6.18% 5.21%

100% Prepayment Speed

Net MI protection results in 45% net Severity

Triggers Failing

to Maturity

Breakeven loss represents CDR which results in first dollar of principal loss

12 mos. lag

The Mortgage Loans (All Collateral)

Collateral Summary
Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.
Aggregate Principal Balance:	$577,159,801
Number of Mortgage Loans:	1,958
Average Principal Balance:	$294,770
% Adjustable-Rate Mortgage Loans:	97.95%
% Fixed-Rate Mortgage Loans:	2.05%
% Interest Only Loans:	100.00%
Weighted Average Current Mortgage Rate:	6.490%
Weighted Average Initial Net Mortgage Rate:	6.037%
Weighted Average Credit Score:	666
Weighted Average Original LTV:	81.49%
Weigthed Average Original Combined LTV	91.18%
Weighted Average Stated Remaining Term:	357 months
Weighted Average Stated Original Term:	360 months
Weighted Average Months to Roll:	25 months
Weighted Average Margin:	5.468%
Weighted Average Initial Rate Cap:	2.466%
Weighted Average Periodic Rate Cap:	1.177%
Weighted Average Maximum Rate:	12.842%
Weighted Average Minimum Rate:	6.488%
% California Loans:	53.14%

The Mortgage Loans (All Collateral)

DISTRIBUTION BY PRODUCT TYPE

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cutoff Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
15 Year Fixed 5 Year Interest Only	1	235,228	0.04	235,228	6.750	78.67	78.67	638	29.00
30 Year Fixed 5 Year Interest Only	36	11,598,672	2.01	322,185	6.577	75.77	81.08	654	43.23
ARM 5 Year Interest Only	2	474,320	0.08	237,160	5.542	80.00	96.69	714	31.75
2/28 ARM 5 Year Interest Only	1,413	421,237,088	72.98	298,115	6.482	81.98	92.02	666	41.82
3/27 ARM 5 Year Interest Only	420	115,505,982	20.01	275,014	6.531	81.81	92.02	670	41.73
5/25 ARM 5 Year Interest Only	81	27,116,629	4.70	334,773	6.433	74.87	78.91	654	40.62
5/25 ARM 10 Year Interest Only	5	991,882	0.17	198,376	6.397	84.58	90.63	677	43.63
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

DISTRIBUTION BY GROSS MORTGAGE RATE

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
4.500 - 4.999	4	1,309,950	0.23	327,487	4.961	77.20	93.68	717	39.51
5.000 - 5.499	44	16,112,857	2.79	366,201	5.317	79.02	88.41	683	41.15
5.500 - 5.999	466	155,429,607	26.93	333,540	5.799	79.54	91.96	680	42.02
6.000 - 6.499	476	140,456,880	24.34	295,077	6.231	79.31	90.73	668	41.59
6.500 - 6.999	487	136,727,301	23.69	280,754	6.711	82.20	90.97	661	41.51
7.000 - 7.499	235	65,214,108	11.30	277,507	7.208	84.42	90.43	651	42.01
7.500 - 7.999	169	43,317,862	7.51	256,319	7.695	86.33	91.24	643	41.80
8.000 - 8.499	54	12,855,940	2.23	238,073	8.243	88.69	94.48	649	42.84
8.500 - 8.999	20	5,125,429	0.89	256,271	8.703	91.45	93.30	662	42.03
9.000 - 9.499	2	484,868	0.08	242,434	9.150	100.00	100.00	652	39.94
9.500 - 9.999	1	125,000	0.02	125,000	9.800	100.00	100.00	651	44.73
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Weighted Average Original Rate (%)	6.490
Minimum Original Rate (%)	4.875
Maximum Original Rate (%)	9.800
Standard Deviation (%)	0.730

The Mortgage Loans (All Collateral)

DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cutoff Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
50,000.01 - 100,000.00	48	4,284,688	0.74	89,264	6.739	77.60	91.41	671	38.14
100,000.01 - 150,000.00	225	28,950,809	5.02	128,670	6.823	81.55	94.11	665	39.83
150,000.01 - 200,000.00	315	55,458,863	9.61	176,060	6.691	80.57	92.02	661	40.39
200,000.01 - 250,000.00	287	64,845,328	11.24	225,942	6.646	80.50	90.85	665	41.11
250,000.01 - 300,000.00	313	85,941,999	14.89	274,575	6.485	80.77	90.43	663	41.79
300,000.01 - 350,000.00	198	64,167,194	11.12	324,077	6.433	81.66	92.05	666	42.12
350,000.01 - 400,000.00	167	63,203,283	10.95	378,463	6.450	82.45	92.03	666	42.29
400,000.01 - 450,000.00	124	52,808,806	9.15	425,877	6.308	82.97	92.48	671	42.38
450,000.01 - 500,000.00	105	50,124,202	8.68	477,373	6.484	82.85	91.32	668	42.60
500,000.01 - 550,000.00	70	36,860,429	6.39	526,578	6.370	83.43	91.68	672	43.31
550,000.01 - 600,000.00	45	26,017,755	4.51	578,172	6.350	80.26	88.26	659	42.17
600,000.01 - 650,000.00	24	14,925,359	2.59	621,890	6.279	83.03	88.57	669	42.82
650,000.01 - 700,000.00	13	8,769,946	1.52	674,611	6.146	80.37	93.82	681	42.20
700,000.01 - 750,000.00	7	5,135,650	0.89	733,664	6.326	80.55	95.14	678	38.87
750,000.01 - 800,000.00	3	2,280,250	0.40	760,083	6.519	81.65	93.37	717	34.21
800,000.01 >=	14	13,385,240	2.32	956,089	6.473	75.81	77.41	647	41.88
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Average Original Balance ($)	294,770
Minimum Original Balance ($)	63,000
Maximum Original Balance ($)	1,143,200
Standard Deviation ($)	145,771

The Mortgage Loans (All Collateral)

DISTRIBUTION BY ORIGINAL PRINCIPAL BALANCE

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Original Principal Balance ($)	% of Mortgage Pool by Aggregate Original Principal Balance	Avg. Original Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
50,000.01 - 100,000.00	48	4,284,688	0.74	89,264	6.739	77.60	91.41	671	38.14
100,000.01 - 150,000.00	225	28,950,809	5.02	128,670	6.823	81.55	94.11	665	39.83
150,000.01 - 200,000.00	315	55,458,863	9.61	176,060	6.691	80.57	92.02	661	40.39
200,000.01 - 250,000.00	287	64,845,328	11.24	225,942	6.646	80.50	90.85	665	41.11
250,000.01 - 300,000.00	313	85,941,999	14.89	274,575	6.485	80.77	90.43	663	41.79
300,000.01 - 350,000.00	198	64,167,194	11.12	324,077	6.433	81.66	92.05	666	42.12
350,000.01 - 400,000.00	167	63,203,283	10.95	378,463	6.450	82.45	92.03	666	42.29
400,000.01 - 450,000.00	124	52,808,806	9.15	425,877	6.308	82.97	92.48	671	42.38
450,000.01 - 500,000.00	105	50,124,202	8.68	477,373	6.484	82.85	91.32	668	42.60
500,000.01 - 550,000.00	70	36,860,429	6.39	526,578	6.370	83.43	91.68	672	43.31
550,000.01 - 600,000.00	45	26,017,755	4.51	578,172	6.350	80.26	88.26	659	42.17
600,000.01 - 650,000.00	24	14,925,359	2.59	621,890	6.279	83.03	88.57	669	42.82
650,000.01 - 700,000.00	13	8,769,946	1.52	674,611	6.146	80.37	93.82	681	42.20
700,000.01 - 750,000.00	7	5,135,650	0.89	733,664	6.326	80.55	95.14	678	38.87
750,000.01 - 800,000.00	3	2,280,250	0.40	760,083	6.519	81.65	93.37	717	34.21
800,000.01 >=	14	13,385,240	2.32	956,089	6.473	75.81	77.41	647	41.88
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Average Orig Balance ($)	294,801
Minimum Orig Balance ($)	63,000
Maximum Orig Balance ($)	1,143,200
Standard Deviation Orig Balance ($)	145,779

The Mortgage Loans (All Collateral)

DISTRIBUTION BY CREDIT GRADE

Credit Grade	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cutoff Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
AA+	431	136,000,625	23.56	315,547	6.687	84.65	88.84	640	42.35
AA	687	199,480,632	34.56	290,365	6.632	81.47	91.14	666	41.53
A+	35	10,178,352	1.76	290,810	6.626	80.32	85.24	651	39.93
A	2	1,191,000	0.21	595,500	7.816	79.14	79.14	623	29.87
A-	6	1,422,379	0.25	237,063	7.32	75.15	75.15	637	40.05
Not Applicable	797	228,886,813	39.66%	287,185	6.232	79.72	93.03	682	41.77
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

DISTRIBUTION BY REMAINING TERM TO MATURITY

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
171 - 180	1	235,228	0.04	235,228	6.750	78.67	78.67	638	29.00
341 - 350	4	1,594,079	0.28	398,520	6.851	95.84	95.84	651	42.44
351 - 360	1,953	575,330,494	99.68	294,588	6.489	81.45	91.17	666	41.77
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Weighted Average Remaining Term	357
Minimum Remaining Term	176
Maximum Remaining Term	359
Standard Deviation Remaining Term	4

DISTRIBUTION BY ORIGINAL TERM TO MATURITY

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
180	1	235,228	0.04	235,228	6.750	78.67	78.67	638	29.00
360	1,957	576,924,573	99.96	294,800	6.490	81.49	91.19	666	41.77
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Weighted Average Original Term	360
Minimum Original Term	180
Maximum Original Term	360
Standard Deviation Original Term	4

The Mortgage Loans (All Collateral)

DISTRIBUTION BY ORIGINAL LTV

Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cutoff Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	1	91,470	0.02	91,470	6.990	27.55	27.55	606	19.00
30.01 - 35.00	1	110,000	0.02	110,000	6.050	34.38	34.38	631	43.76
35.01 - 40.00	1	1,100,000	0.19	1,100,000	6.280	36.67	36.67	620	41.87
40.01 - 45.00	7	1,938,000	0.34	276,857	6.128	43.03	43.03	642	37.07
45.01 - 50.00	9	1,805,849	0.31	200,650	6.491	48.84	48.84	650	36.39
50.01 - 55.00	13	3,513,140	0.61	270,242	6.063	52.84	52.84	663	36.53
55.01 - 60.00	31	7,607,452	1.32	245,402	6.418	57.45	57.78	646	36.93
60.01 - 65.00	30	8,802,526	1.53	293,418	6.319	63.51	63.82	644	38.62
65.01 - 70.00	46	12,862,723	2.23	279,624	6.439	68.60	68.74	647	39.45
70.01 - 75.00	60	21,191,519	3.67	353,192	6.314	73.99	75.52	645	38.36
75.01 - 80.00	1,212	347,727,186	60.25	286,904	6.308	79.87	95.74	676	42.12
80.01 - 85.00	122	36,773,233	6.37	301,420	6.614	84.42	85.28	655	40.74
85.01 - 90.00	257	83,231,034	14.42	323,856	6.904	89.61	89.65	650	42.24
90.01 - 95.00	112	35,632,133	6.17	318,144	6.965	94.59	94.59	658	43.48
95.01 - 100.00	56	14,773,536	2.56	263,813	7.609	99.89	99.89	651	42.82
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Weighted Average LTV (%)	81.49
Minimum LTV (%)	27.55
Maximum LTV (%)	100.00
Standard Deviation LTV (%)	8.38

DISTRIBUTION BY ORIGINAL COMBINED LTV

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cutoff Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	1	91,470	0.02	91,470	6.990	27.55	27.55	606	19.00
30.01 - 35.00	1	110,000	0.02	110,000	6.050	34.38	34.38	631	43.76
35.01 - 40.00	1	1,100,000	0.19	1,100,000	6.280	36.67	36.67	620	41.87
40.01 - 45.00	7	1,938,000	0.34	276,857	6.128	43.03	43.03	642	37.07
45.01 - 50.00	9	1,805,849	0.31	200,650	6.491	48.84	48.84	650	36.39
50.01 - 55.00	13	3,513,140	0.61	270,242	6.063	52.84	52.84	663	36.53
55.01 - 60.00	30	7,157,452	1.24	238,582	6.439	57.41	57.41	648	36.92
60.01 - 65.00	30	8,992,526	1.56	299,751	6.308	63.27	63.55	643	38.63
65.01 - 70.00	45	12,549,123	2.17	278,869	6.447	68.56	68.56	647	39.42
70.01 - 75.00	58	19,410,519	3.36	334,664	6.337	73.86	74.00	642	38.18
75.01 - 80.00	188	62,428,322	10.82	332,066	6.339	79.28	79.31	654	40.79
80.01 - 85.00	117	35,160,417	6.09	300,516	6.625	84.32	84.39	655	40.75
85.01 - 90.00	281	95,362,581	16.52	339,369	6.818	88.20	89.64	653	42.10
90.01 - 95.00	150	50,670,209	8.78	337,801	6.763	90.21	94.67	663	42.18
95.01 - 100.00	1,027	276,870,192	47.97	269,591	6.374	81.11	99.97	679	42.64
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Weighted Average CLTV (%)	91.18
Minimum CLTV (%)	27.55
Maximum CLTV (%)	100.00
Standard Deviation CLTV (%)	11.84

The Mortgage Loans (All Collateral)

DISTRIBUTION BY GROSS MARGIN
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
2.500 - 2.749	3	544,699	0.10	181,566	6.497	80.91	83.95	658	39.22
3.000 - 3.249	1	255,200	0.05	255,200	5.400	80.00	100.00	646	51.97
3.250 - 3.499	3	1,061,050	0.19	353,683	5.746	89.10	95.97	664	44.94
3.500 - 3.749	8	4,343,258	0.77	542,907	5.547	76.30	85.69	654	42.08
3.750 - 3.999	15	4,348,259	0.77	289,884	6.250	85.52	93.26	644	44.79
4.000 - 4.249	28	9,918,246	1.75	354,223	5.992	76.32	84.56	648	41.03
4.250 - 4.499	37	11,752,516	2.08	317,636	6.119	78.40	86.28	637	45.35
4.500 - 4.749	58	19,038,330	3.37	328,247	6.263	77.49	82.86	636	40.45
4.750 - 4.999	57	19,026,851	3.37	333,804	6.510	85.13	90.32	644	43.10
5.000 - 5.249	380	120,795,567	21.37	317,883	6.043	80.02	92.80	675	42.16
5.250 - 5.499	185	53,652,734	9.49	290,015	6.396	81.75	94.37	673	42.53
5.500 - 5.749	341	94,253,335	16.67	276,403	6.475	82.07	91.49	665	41.36
5.750 - 5.999	436	122,969,886	21.75	282,041	6.546	81.97	92.18	670	41.07
6.000 - 6.249	272	77,416,592	13.69	284,620	7.060	81.94	90.19	667	41.46
6.250 - 6.499	63	17,278,625	3.06	274,264	7.440	87.05	90.35	661	41.48
6.500 - 6.749	21	5,197,267	0.92	247,489	7.739	88.47	89.64	645	40.60
6.750 - 6.999	7	1,966,088	0.35	280,870	7.757	90.37	90.37	644	44.56
7.000 - 7.249	3	938,449	0.17	312,816	8.653	97.21	97.21	670	36.64
7.250 - 7.499	3	568,948	0.10	189,649	7.792	93.92	100.00	651	41.46
Total:	1,921	565,325,901	100.00%	294,287	6.489	81.60	91.39	666	41.74
Weighted Average Margin (%)	5.468
Minimum Margin (%)	2.500
Maximum Margin (%)	7.440
Standard Deviation Margin (%)	0.574

The Mortgage Loans (All Collateral)

DISTRIBUTION BY MINIMUM MORTGAGE RATE

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
4.500 - 4.999	4	1,309,950	0.23	327,487	4.961	77.20	93.68	717	39.51
5.000 - 5.499	45	16,324,857	2.89	362,775	5.339	79.03	88.30	682	40.89
5.500 - 5.999	461	153,137,992	27.09	332,187	5.798	79.58	92.14	680	41.99
6.000 - 6.499	467	137,110,132	24.25	293,598	6.232	79.51	91.12	668	41.54
6.500 - 6.999	476	134,078,078	23.72	281,677	6.712	82.31	91.21	662	41.47
7.000 - 7.499	227	63,119,807	11.17	278,061	7.213	84.62	90.78	651	42.11
7.500 - 7.999	164	41,653,848	7.37	253,987	7.700	86.58	90.89	643	41.79
8.000 - 8.499	54	12,855,940	2.27	238,073	8.243	88.69	94.48	649	42.84
8.500 - 8.999	20	5,125,429	0.91	256,271	8.703	91.45	93.30	662	42.03
9.000 - 9.499	2	484,868	0.09	242,434	9.150	100.00	100.00	652	39.94
9.500 - 9.999	1	125,000	0.02	125,000	9.800	100.00	100.00	651	44.73
Total:	1,921	565,325,901	100.00%	294,287	6.489	81.60	91.39	666	41.74
Weighted Average Minimum Rate (%)	6.488
Minimum Minimum Rate (%)	4.875
Maximum Minimum Rate (%)	9.800
Standard Deviation (%)	0.733

DISTRIBUTION BY MAXIMUM MORTGAGE RATE

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
10.500 - 10.999	4	1,309,950	0.23	327,487	4.961	77.20	93.68	717	39.51
11.000 - 11.499	31	11,959,290	2.12	385,784	5.306	78.39	87.86	680	41.53
11.500 - 11.999	324	106,143,607	18.78	327,604	5.800	79.85	93.17	682	42.58
12.000 - 12.499	320	94,436,900	16.70	295,115	6.181	79.43	91.41	671	41.95
12.500 - 12.999	452	137,233,654	24.28	303,614	6.388	81.27	90.76	665	41.22
13.000 - 13.499	289	82,106,299	14.52	284,105	6.657	82.45	90.04	655	41.33
13.500 >=	501	132,136,202	23.37	263,745	7.384	84.72	91.75	656	41.75
Total:	1,921	565,325,901	100.00%	294,287	6.489	81.60	91.39	666	41.74
Weighted Average Maximum Rate (%)	12.842
Minimum Maximum Rate (%)	10.875
Maximum Maximum Rate (%)	15.950
Standard Deviation (%)	0.935

The Mortgage Loans (All Collateral)

DISTRIBUTION BY INITIAL PERIODIC CAP
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000	4	897,320	0.16	224,330	5.800	81.42	93.99	678	37.07
1.500	691	200,058,877	35.39	289,521	6.634	81.42	91.13	667	41.26
3.000	1,225	364,157,703	64.42	297,272	6.410	81.71	91.54	665	42.03
4.000	1	212,000	0.04	212,000	7.000	80.00	80.00	637	21.18
Total:	1,921	565,325,901	100.00%	294,287	6.489	81.60	91.39	666	41.74
Weighted Average Initial Cap (%)	2.466
Minimum Initial Cap (%)	1.000
Maximum Initial Cap (%)	4.000
Standard Deviation (%)	0.723

DISTRIBUTION BY SUBSEQUENT PERIODIC CAP
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000	1,230	365,267,023	64.61	296,965	6.409	81.71	91.53	666	42.00
1.500	691	200,058,877	35.39	289,521	6.634	81.42	91.13	667	41.26
Total:	1,921	565,325,901	100.00%	294,287	6.489	81.60	91.39	666	41.74
Weighted Average Periodic Cap (%)	1.177
Minimum Periodic Cap (%)	1.000
Maximum Periodic Cap (%)	1.500
Standard Deviation (%)	0.240

The Mortgage Loans (All Collateral)

DISTRIBUTION BY NEXT RATE ADJUSTMENT DATE
Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($))	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
January 2006	2	474,320	0.08	237,160	5.542	80.00	96.69	714	31.75
July 2006	1	269,000	0.05	269,000	6.300	100.00	100.00	651	36.80
December 2006	2	869,079	0.15	434,540	7.023	95.00	95.00	649	42.57
January 2007	1	456,000	0.08	456,000	6.850	95.00	95.00	653	45.52
February 2007	2	658,000	0.12	329,000	6.953	94.68	94.68	650	46.83
March 2007	1	294,500	0.05	294,500	6.250	95.00	95.00	652	54.78
April 2007	2	585,800	0.10	292,900	6.395	95.73	95.73	647	38.09
May 2007	9	2,126,873	0.38	236,319	7.555	98.01	98.01	652	43.70
June 2007	93	26,709,192	4.72	287,196	6.471	83.38	93.90	680	42.80
July 2007	547	161,211,197	28.52	294,719	6.228	80.27	94.16	682	41.83
August 2007	28	7,889,932	1.40	281,783	6.899	86.99	93.22	649	43.19
September 2007	593	180,128,854	31.86	303,759	6.618	83.07	90.03	651	41.88
October 2007	134	40,038,660	7.08	298,796	6.740	80.07	90.29	665	40.35
June 2008	18	5,020,534	0.89	278,919	6.035	81.22	90.82	666	44.29
July 2008	112	29,815,629	5.27	266,211	6.281	80.60	93.74	682	41.26
August 2008	8	2,792,840	0.49	349,105	7.240	81.05	89.47	669	39.79
September 2008	169	47,199,045	8.35	279,284	6.593	83.39	90.87	666	41.17
October 2008	113	30,677,934	5.43	271,486	6.694	80.73	92.55	666	42.81
June 2010	7	2,306,612	0.41	329,516	5.846	71.76	72.86	688	50.41
July 2010	33	8,264,431	1.46	250,437	6.355	72.79	80.43	685	40.33
August 2010	2	1,447,500	0.26	723,750	7.383	74.24	74.24	628	31.39
September 2010	42	15,303,718	2.71	364,374	6.460	76.43	79.69	636	40.09
October 2010	2	786,250	0.14	393,125	6.662	88.89	88.89	639	45.85
Total:	1,921	565,325,901	100.00%	294,287	6.489	81.60	91.39	666	41.74
Weighted Average Next Rate Adjustment Date		December 2007
Minimum Next Rate Adjustment		January 2006
Maximum Next Rate Adjustment		October 2010

The Mortgage Loans (All Collateral)

DISTRIBUTION BY STATE

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
California	840	306,697,271	53.14	365,116	6.226	80.63	89.87	669	42.04
Florida	163	34,545,768	5.99	211,937	6.920	82.79	93.93	661	42.08
New York	83	31,148,210	5.40	375,280	6.649	81.84	89.68	661	43.04
Nevada	88	22,009,761	3.81	250,111	6.559	81.47	95.88	669	42.94
Arizona	86	19,250,818	3.34	223,847	6.974	83.39	91.71	662	41.25
Massachusetts	61	17,762,960	3.08	291,196	6.828	81.53	90.46	656	41.48
New Jersey	53	16,027,158	2.78	302,399	7.157	83.22	87.77	646	42.08
Washington	60	13,181,694	2.28	219,695	6.458	82.08	95.23	670	39.89
Maryland	49	12,147,801	2.10	247,914	6.652	82.19	91.01	661	40.73
Colorado	56	11,933,187	2.07	213,093	6.443	78.94	92.21	656	38.92
Illinois	47	10,146,152	1.76	215,876	7.247	85.82	92.50	665	41.43
Virginia	33	9,177,936	1.59	278,119	6.948	80.72	92.35	653	40.19
Georgia	48	9,073,417	1.57	189,030	6.875	83.37	97.12	675	40.69
Hawaii	23	8,915,827	1.54	387,645	6.315	83.05	96.30	698	40.56
Minnesota	38	8,735,623	1.51	229,885	6.501	82.64	95.40	669	40.38
Other	230	46,406,218	8.04	201,766	6.899	83.16	92.97	658	41.13
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

DISTRIBUTION BY OCCUPANCY TYPE
Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Primary	1,912	566,087,424	98.08	296,071	6.477	81.53	91.23	665	41.77
Second Home	32	7,866,228	1.36	245,820	7.095	78.57	91.85	690	42.88
Investment	14	3,206,149	0.56	229,011	7.361	80.23	80.23	690	37.55
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

The Mortgage Loans (All Collateral)

DISTRIBUTION BY PROPERTY TYPE
Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Single Family Residence	1,350	399,857,286	69.28	296,191	6.472	81.26	90.18	663	41.91
Planned Unit Development	313	91,168,329	15.80	291,273	6.471	81.64	94.10	671	41.73
Condo	200	53,525,377	9.27	267,627	6.484	82.74	94.65	679	41.88
2-4 Family	95	32,608,809	5.65	343,251	6.788	81.71	89.55	667	39.90
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

DISTRIBUTION BY LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Purchase	1,163	335,139,756	58.07	288,168	6.434	81.57	97.08	678	42.42
Refinance - Cashout	685	212,770,339	36.87	310,614	6.582	81.17	81.71	649	40.68
Refinance - Rate Term	110	29,249,706	5.07	265,906	6.466	82.83	92.47	654	42.08
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

DISTRIBUTION BY DOCUMENTATION TYPE
Documentation Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Full Documentation	650	185,796,490	32.19	285,841	6.373	83.00	91.57	655	42.39
Stated Documentation	1,292	386,172,232	66.91	298,895	6.547	80.74	91.06	671	41.46
Limited Documentation	16	5,191,079	0.90	324,442	6.474	82.67	85.99	646	41.66
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

DISTRIBUTION BY DEBT-TO-INCOME RATIO
Debt-to-Income Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	172	44,496,787	7.71	258,702	6.573	80.04	85.30	663	24.34
30.01 - 35.00	193	54,931,940	9.52	284,621	6.359	78.82	87.72	673	33.05
35.01 - 40.00	373	105,270,305	18.24	282,226	6.423	80.97	90.92	666	37.83
40.01 - 45.00	512	148,744,174	25.77	290,516	6.515	81.51	92.29	668	42.88
45.01 - 50.00	610	191,145,290	33.12	313,353	6.527	82.23	93.08	666	47.69
50.01 - 55.00	76	24,417,587	4.23	321,284	6.601	85.37	90.12	644	52.40
55.01 >=	20	7,600,718	1.32	380,036	6.172	85.07	89.30	646	56.07
Not Available	2	553,000	0.10	276,500	6.036	76.07	76.07	668	0.00
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

Weighted Average DTI	41.76
Minimum DTI	3.93
Maximum DTI	58.29
Standard Deviation DTI	7.69

The Mortgage Loans (All Collateral)

DISTRIBUTION BY CREDIT SCORE

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
600 - 619	167	48,276,338	8.36	289,080	6.783	80.35	82.68	609	41.63
620 - 639	344	98,384,907	17.05	286,003	6.723	80.32	85.84	629	41.73
640 - 659	501	147,459,549	25.55	294,330	6.662	84.24	92.19	649	41.62
660 - 679	328	97,552,401	16.90	297,416	6.361	80.34	91.91	669	42.77
680 - 699	261	76,432,175	13.24	292,844	6.265	80.79	94.57	688	41.41
700 - 719	160	49,066,255	8.50	306,664	6.258	81.23	95.90	709	41.77
720 - 739	90	28,431,931	4.93	315,910	6.168	80.28	93.96	729	43.38
740 - 759	62	18,637,727	3.23	300,608	6.063	81.33	96.82	748	39.43
760 - 779	27	7,458,265	1.29	276,232	6.136	78.79	93.70	767	37.75
780 - 799	16	5,079,120	0.88	317,445	6.292	81.31	94.88	786	39.05
800 +	2	381,133	0.07	190,566	6.035	80.00	100.00	806	43.97
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76
Weighted Average FICO	666
Minimum FICO	600
Maximum FICO	807
Standard Deviation FICO	39

DISTRIBUTION BY PREPAYMENT PENALTY TERM

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0	366	105,052,183	18.20	287,028	6.942	82.32	91.14	664	41.64
12	124	39,868,583	6.91	321,521	6.692	81.20	91.77	663	40.83
24	1,094	327,006,164	56.66	298,909	6.378	81.78	92.11	666	41.91
30	1	548,000	0.09	548,000	6.050	75.48	94.35	662	33.73
36	373	104,684,871	18.14	280,656	6.314	79.89	88.09	668	41.83
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

DISTRIBUTION BY LIEN TYPE

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1st Lien	1,958	577,159,801	100.00	294,770	6.490	81.49	91.18	666	41.76
Total:	1,958	577,159,801	100.00%	294,770	6.490	81.49	91.18	666	41.76

The Group I Mortgage Loans

Collateral Summary
Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.
Aggregate Principal Balance:	$149,297,168
Number of Mortgage Loans:	690
Average Principal Balance:	$216,373
% Adjustable-Rate Mortgage Loans:	97.88%
% Fixed-Rate Mortgage Loans:	2.12%
% Interest Only Loans:	100.00%
Weighted Average Current Mortgage Rate:	6.748%
Weighted Average Initial Net Mortgage Rate:	6.308%
Weighted Average Credit Score:	652
Weighted Average Original LTV:	83.51%
Weigthed Average Original Combined LTV	88.48%
Weighted Average Stated Remaining Term:	357 months
Weighted Average Stated Original Term:	360 months
Weighted Average Months to Roll:	26 months
Weighted Average Margin:	5.599%
Weighted Average Initial Rate Cap:	2.270%
Weighted Average Periodic Rate Cap:	1.243%
Weighted Average Maximum Rate:	13.234%
Weighted Average Minimum Rate:	6.746%
% California Loans:	32.11%

The Group I Mortgage Loans

DISTRIBUTION BY PRODUCT TYPE

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cutoff Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
15 Year Fixed 5 Year Interest	1	235,228	0.16	235,228	6.750	78.67	78.67	638	29.00
30 Year Fixed 5 Year Interest
2/28 ARM 5 Year Interest Only	468	102,389,143	68.58	218,780	6.777	83.82	88.39	650	40.91
3/27 ARM 5 Year Interest Only	174	36,935,212	24.74	212,271	6.702	83.70	90.12	663	40.61
5/25 ARM 5 Year Interest Only	29	6,118,234	4.10	210,974	6.590	79.81	83.09	646	41.62
5/25 ARM 10 Year Interest Only	4	692,000	0.46	173,000	6.569	86.57	86.57	661	43.04
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY GROSS MORTGAGE RATE
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
5.000 - 5.499	8	1,901,695	1.27	237,712	5.359	80.21	88.92	654	42.67
5.500 - 5.999	102	25,100,107	16.81	246,079	5.814	81.54	85.27	663	40.57
6.000 - 6.499	133	29,151,447	19.53	219,184	6.257	81.45	87.93	657	39.59
6.500 - 6.999	202	44,448,737	29.77	220,043	6.733	83.01	87.94	650	40.84
7.000 - 7.499	106	22,020,833	14.75	207,744	7.225	85.55	89.48	650	41.49
7.500 - 7.999	97	18,406,520	12.33	189,758	7.704	86.33	91.62	642	41.45
8.000 - 8.499	34	6,962,327	4.66	204,774	8.239	87.93	93.66	643	42.53
8.500 - 8.999	7	1,180,500	0.79	168,643	8.628	89.96	89.96	657	41.73
9.500 - 9.999	1	125,000	0.08	125,000	9.800	100.00	100.00	651	44.73
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Weighted Average Original Rate	6.748
Minimum Original Rate (%)	5.250
Maximum Original Rate (%)	9.800
Standard Deviation (%)	0.735

The Group I Mortgage Loans

DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
50,000.01 - 100,000.00	22	1,962,834	1.31	89,220	6.875	79.80	91.97	667	39.60
100,000.01 - 150,000.00	128	16,298,757	10.92	127,334	7.024	83.63	92.77	654	39.52
150,000.01 - 200,000.00	175	30,691,746	20.56	175,381	6.850	82.56	90.41	653	40.86
200,000.01 - 250,000.00	127	28,504,171	19.09	224,442	6.896	83.77	88.73	652	40.71
250,000.01 - 300,000.00	141	38,728,507	25.94	274,670	6.580	82.87	85.69	648	41.90
300,000.01 - 350,000.00	77	24,897,789	16.68	323,348	6.553	84.89	87.25	652	41.23
350,000.01 - 400,000.00	10	3,642,918	2.44	364,292	6.719	82.32	82.32	650	35.15
400,000.01 - 450,000.00	5	2,084,250	1.40	416,850	6.995	88.14	88.14	638	39.25
450,000.01 - 500,000.00	3	1,441,945	0.97	480,648	6.233	85.04	98.32	698	40.99
500,000.01 - 550,000.00	2	1,044,250	0.70	522,125	6.365	92.48	92.48	721	39.92
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Average Original Balance ($)		216,373
Minimum Original Balance ($)		63,000
Maximum Original Balance ($)		526,500
Standard Deviation Original Balance ($)		76,101

DISTRIBUTION BY ORIGINAL PRINCIPAL BALANCE
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Original Principal Balance ($)	% of Mortgage Pool by Aggregate Original Principal Balance	Avg. Original Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
50,000.01 - 100,000.00	22	1,962,834	1.31	89,220	6.875	79.80	91.97	667	39.60
100,000.01 - 150,000.00	128	16,298,757	10.92	127,334	7.024	83.63	92.77	654	39.52
150,000.01 - 200,000.00	175	30,691,746	20.56	175,381	6.850	82.56	90.41	653	40.86
200,000.01 - 250,000.00	127	28,504,171	19.09	224,442	6.896	83.77	88.73	652	40.71
250,000.01 - 300,000.00	141	38,728,507	25.94	274,670	6.580	82.87	85.69	648	41.90
300,000.01 - 350,000.00	77	24,897,789	16.68	323,348	6.553	84.89	87.25	652	41.23
350,000.01 - 400,000.00	10	3,642,918	2.44	364,292	6.719	82.32	82.32	650	35.15
400,000.01 - 450,000.00	5	2,084,250	1.40	416,850	6.995	88.14	88.14	638	39.25
450,000.01 - 500,000.00	3	1,441,945	0.97	480,648	6.233	85.04	98.32	698	40.99
500,000.01 - 550,000.00	2	1,044,250	0.70	522,125	6.365	92.48	92.48	721	39.92
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Average Orig Balance ($)		216,394
Minimum Orig Balance ($)		63,000
Maximum Orig Balance ($)		526,500
Standard Deviation Orig Balance ($)		76,098

The Group I Mortgage Loans

DISTRIBUTION BY CREDIT GRADE
Credit Grade	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
AA+	196	43,492,340	29.13	221,900	6.854	85.97	89.53	634	41.38
AA	331	69,683,806	46.67	210,525	6.725	82.91	90.32	662	41.05
A+	22	5,066,114	3.39	230,278	6.841	80.75	86.99	646	39.05
A	1	328,500	0.22	328,500	8.450	90.00	90.00	610	33.03
A-	4	1,012,379	0.68	253,095	7.405	87.03	87.03	640	42.56
Not Applicable	136	29,714,029	19.90	218,486	6.591	81.56	82.88	658	39.86
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY REMAINING TERM TO MATURITY
Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
171 - 180	1	235,228	0.16	235,228	6.750	78.67	78.67	638	29.00
351 - 360	689	149,061,940	99.84	216,345	6.748	83.51	88.49	652	40.85
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Weighted Average Remaining Term	357
Minimum Remaining Term	176
Maximum Remaining Term	359
Standard Deviation Remaining Term	7

DISTRIBUTION BY ORIGINAL TERM TO MATURITY
Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
180	1	235,228	0.16	235,228	6.750	78.67	78.67	638	29.00
360	689	149,061,940	99.84	216,345	6.748	83.51	88.49	652	40.85
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Weighted Average Original Term	360
Minimum Original Term	180
Maximum Original Term	360
Standard Deviation Original Term	7

The Group I Mortgage Loans

DISTRIBUTION BY ORIGINAL LTV
Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
60.01 - 65.00	4	802,750	0.54	200,688	6.342	64.24	67.64	641	37.78
65.01 - 70.00	38	8,829,723	5.91	232,361	6.383	68.50	68.72	644	37.92
70.01 - 75.00	34	8,100,529	5.43	238,251	6.440	74.10	74.10	643	40.26
75.01 - 80.00	303	58,918,937	39.46	194,452	6.638	79.62	92.07	657	41.08
80.01 - 85.00	83	19,332,651	12.95	232,924	6.740	84.36	84.57	652	39.03
85.01 - 90.00	144	34,102,858	22.84	236,825	6.951	89.57	89.57	648	41.41
90.01 - 95.00	62	15,624,526	10.47	252,008	6.894	94.51	94.51	653	42.31
95.01 - 100.00	22	3,585,193	2.40	162,963	7.734	99.55	99.55	650	43.58
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Weighted Average LTV (%)	83.51
Minimum LTV (%)	62.65
Maximum LTV (%)	100.00
Standard Deviation LTV (%)	7.33

DISTRIBUTION BY ORIGINAL COMBINED LTV
Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
60.01 - 65.00	3	542,750	0.36	180,917	6.362	65.00	65.00	642	38.78
65.01 - 70.00	37	8,516,123	5.70	230,165	6.393	68.45	68.45	644	37.82
70.01 - 75.00	35	8,360,529	5.60	238,872	6.436	73.74	74.07	643	40.12
75.01 - 80.00	99	22,188,356	14.86	224,125	6.468	78.91	78.99	648	38.04
80.01 - 85.00	82	19,069,151	12.77	232,551	6.746	84.36	84.36	652	38.98
85.01 - 90.00	144	34,102,858	22.84	236,825	6.951	89.57	89.57	648	41.41
90.01 - 95.00	69	16,960,985	11.36	245,811	6.865	93.37	94.53	653	41.86
95.01 - 100.00	221	39,556,415	26.50	178,988	6.830	81.78	99.92	662	43.17
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Weighted Average CLTV (%)	88.48
Minimum CLTV (%)	65.00
Maximum CLTV (%)	100.00
Standard Deviation CLTV (%)	9.81

The Group I Mortgage Loans

DISTRIBUTION BY GROSS MARGIN
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
2.500 - 2.749	3	544,699	0.37	181,566	6.497	80.91	83.95	658	39.22
3.000 - 3.249	1	255,200	0.17	255,200	5.400	80.00	100.00	646	51.97
3.500 - 3.749	1	312,000	0.21	312,000	5.650	80.00	100.00	630	43.61
3.750 - 3.999	5	847,700	0.58	169,540	6.700	84.54	93.96	659	36.68
4.000 - 4.249	7	1,628,915	1.11	232,702	5.935	78.41	82.34	628	42.32
4.250 - 4.499	13	3,112,867	2.13	239,451	6.133	78.37	82.24	637	43.25
4.500 - 4.749	26	6,137,903	4.20	236,073	6.344	80.20	86.84	635	40.45
4.750 - 4.999	19	4,127,912	2.82	217,259	6.780	85.60	89.58	645	42.72
5.000 - 5.249	73	16,981,482	11.62	232,623	6.389	81.32	83.69	647	39.93
5.250 - 5.499	34	8,175,598	5.59	240,459	6.875	87.35	89.47	632	42.94
5.500 - 5.749	153	31,405,560	21.49	205,265	6.700	84.55	89.32	656	41.10
5.750 - 5.999	184	39,206,443	26.83	213,078	6.639	83.79	91.05	663	40.52
6.000 - 6.249	112	24,376,712	16.68	217,649	7.144	82.48	87.47	653	40.45
6.250 - 6.499	26	5,603,283	3.83	215,511	7.524	86.96	89.06	660	41.49
6.500 - 6.749	11	1,980,867	1.36	180,079	7.739	89.45	89.45	641	39.04
6.750 - 6.999	3	743,500	0.51	247,833	7.439	89.54	89.54	647	44.24
7.000 - 7.249	1	125,000	0.09	125,000	9.800	100.00	100.00	651	44.73
7.250 - 7.499	3	568,948	0.39	189,649	7.792	93.92	100.00	651	41.46
Total:	675	146,134,589	100.00%	216,496	6.749	83.63	88.60	653	40.87
Weighted Average Margin (%)	5.599
Minimum Margin (%)	2.500
Maximum Margin (%)	7.440
Standard Deviation Margin (%)	0.586

The Group I Mortgage Loans

DISTRIBUTION BY MINIMUM MORTGAGE RATE
Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
5.000 - 5.499	9	2,113,695	1.45	234,855	5.523	80.19	88.03	653	40.51
5.500 - 5.999	101	24,744,507	16.93	244,995	5.811	81.71	85.49	664	40.59
6.000 - 6.499	130	28,594,199	19.57	219,955	6.256	81.50	88.05	658	39.79
6.500 - 6.999	194	42,879,514	29.34	221,028	6.735	83.19	88.17	650	40.77
7.000 - 7.499	104	21,573,633	14.76	207,439	7.230	85.66	89.68	650	41.75
7.500 - 7.999	95	17,961,212	12.29	189,065	7.705	86.49	91.41	642	41.50
8.000 - 8.499	34	6,962,327	4.76	204,774	8.239	87.93	93.66	643	42.53
8.500 - 8.999	7	1,180,500	0.81	168,643	8.628	89.96	89.96	657	41.73
9.500 - 9.999	1	125,000	0.09	125,000	9.800	100.00	100.00	651	44.73
Total:	675	146,134,589	100.00%	216,496	6.749	83.63	88.60	653	40.87
Weighted Average Minimum Rate (%)	6.746
Minimum Minimum Rate (%)	5.050
Maximum Minimum Rate (%)	9.800
Standard Deviation (%)	0.743

DISTRIBUTION BY MAXIMUM MORTGAGE RATE
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
11.000 - 11.499	4	1,053,007	0.72	263,252	5.348	76.99	81.84	638	41.40
11.500 - 11.999	50	11,951,702	8.18	239,034	5.830	80.38	82.95	654	40.85
12.000 - 12.499	56	12,838,267	8.79	229,255	6.196	83.00	87.38	648	41.07
12.500 - 12.999	157	37,587,602	25.72	239,411	6.416	83.44	87.10	654	40.64
13.000 - 13.499	136	28,675,248	19.62	210,847	6.661	83.29	88.47	655	40.35
13.500 >=	272	54,028,763	36.97	198,635	7.390	84.95	91.38	652	41.27
Total:	675	146,134,589	100.00%	216,496	6.749	83.63	88.60	653	40.87
Weighted Average Maximum Rate (%)	13.234
Minimum Maximum Rate (%)	11.250
Maximum Maximum Rate (%)	15.800
Standard Deviation (%)	0.877

The Group I Mortgage Loans

DISTRIBUTION BY INITIAL PERIODIC CAP
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000	1	255,000	0.17	255,000	6.000	85.00	85.00	641	48.01
1.500	334	70,885,849	48.51	212,233	6.727	82.80	90.44	663	40.60
3.000	339	74,781,740	51.17	220,595	6.772	84.43	86.89	643	41.16
4.000	1	212,000	0.15	212,000	7.000	80.00	80.00	637	21.18
Total:	675	146,134,589	100.00%	216,496	6.749	83.63	88.60	653	40.87
Weighted Average Initial Cap (%)	2.270
Minimum Initial Cap (%)	1.000
Maximum Initial Cap (%)	4.000
Standard Deviation (%)	0.754

DISTRIBUTION BY SUBSEQUENT PERIODIC CAP
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000	341	75,248,740	51.49	220,671	6.770	84.42	86.87	643	41.13
1.500	334	70,885,849	48.51	212,233	6.727	82.80	90.44	663	40.60
Total:	675	146,134,589	100.00%	216,496	6.749	83.63	88.60	653	40.87
Weighted Average Periodic Cap (%)	1.243
Minimum Periodic Cap (%)	1.000
Maximum Periodic Cap (%)	1.500
Standard Deviation	0.250

The Group I Mortgage Loans

DISTRIBUTION BY NEXT RATE ADJUSTMENT DATE

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
February 2007	1	273,500	0.19	273,500	7.450	94.31	94.31	659	49.35
April 2007	2	585,800	0.40	292,900	6.395	95.73	95.73	647	38.09
May 2007	7	1,523,694	1.04	217,671	7.625	97.23	97.23	650	44.97
June 2007	14	2,871,508	1.96	205,108	6.994	90.69	93.45	658	42.64
July 2007	86	19,002,362	13.00	220,958	6.608	81.67	82.29	654	39.06
August 2007	16	3,141,389	2.15	196,337	6.772	87.21	90.48	658	38.43
September 2007	295	64,655,704	44.24	219,172	6.789	84.01	89.69	647	41.82
October 2007	47	10,335,186	7.07	219,898	6.834	80.66	87.58	651	38.29
June 2008	4	750,984	0.51	187,746	6.235	80.75	80.75	644	48.42
July 2008	25	5,610,858	3.84	224,434	6.630	82.38	85.42	666	41.04
August 2008	4	1,148,200	0.79	287,050	7.644	84.09	84.09	665	33.32
September 2008	82	17,296,550	11.84	210,934	6.683	84.91	91.84	661	39.94
October 2008	59	12,128,620	8.30	205,570	6.703	82.73	90.99	665	41.57
June 2010	4	610,492	0.42	152,623	6.442	76.64	76.64	672	41.25
July 2010	9	1,851,421	1.27	205,713	6.446	79.13	81.51	682	44.55
September 2010	19	4,174,070	2.86	219,688	6.651	81.48	85.23	630	40.11
October 2010	1	174,250	0.12	174,250	7.090	85.00	85.00	603	53.66
Total:	675	146,134,589	100.00%	216,496	6.749	83.63	88.60	653	40.87
Weighted Average Next Rate Adjustment Date		January 2008
Minimum Next Rate Adjustment Date		February 2007
Maximum Next Rate Adjustment Date		October 2010

The Group I Mortgage Loans

DISTRIBUTION BY STATE
Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
California	184	47,936,953	32.11	260,527	6.367	81.50	83.72	652	40.22
Florida	55	10,390,096	6.96	188,911	7.122	83.85	88.63	645	42.28
Arizona	49	9,479,780	6.35	193,465	6.901	83.59	88.48	660	40.86
Nevada	36	7,717,808	5.17	214,384	6.949	83.61	92.10	654	42.88
Washington	33	6,579,955	4.41	199,393	6.603	82.89	90.86	665	40.61
New York	19	5,743,152	3.85	302,271	6.907	85.01	86.72	641	41.60
Massachusetts	24	5,294,394	3.55	220,600	6.879	81.50	90.18	654	42.35
Illinois	27	5,250,031	3.52	194,446	7.280	86.95	90.96	659	39.75
New Jersey	23	5,174,080	3.47	224,960	7.065	84.47	85.12	644	42.43
Maryland	23	5,013,416	3.36	217,975	6.810	88.15	90.36	643	38.90
Colorado	24	4,492,202	3.01	187,175	6.604	83.55	97.05	640	39.93
Minnesota	21	4,287,429	2.87	204,163	6.653	83.12	94.36	658	40.17
Hawaii	11	4,248,673	2.85	386,243	6.356	85.91	92.24	691	40.92
Michigan	21	3,659,437	2.45	174,259	7.184	87.00	88.41	643	39.20
Virginia	17	3,621,970	2.43	213,057	7.160	83.21	91.94	635	37.45
Other	123	20,407,790	13.67	165,917	7.025	84.98	92.72	653	41.77
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY OCCUPANCY TYPE
Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Primary	651	140,829,740	94.33	216,328	6.716	83.66	88.25	650	40.66
Second Home	28	6,248,728	4.19	223,169	7.306	80.92	96.10	690	45.76
Investment	11	2,218,700	1.49	201,700	7.253	81.05	81.05	694	37.93
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY PROPERTY TYPE
Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Single Family Residence	487	102,743,554	68.82	210,972	6.749	83.09	87.91	649	40.48
Planned Unit Development	90	20,591,352	13.79	228,793	6.716	84.85	90.37	657	40.98
Condo	78	16,228,991	10.87	208,064	6.675	84.46	92.10	666	44.05
2-4 Family	35	9,733,271	6.52	278,093	6.928	83.47	84.41	654	38.92
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Purchase	195	34,467,347	23.09	176,756	6.931	82.68	97.27	670	43.05
Refinance - Cashout	416	99,315,785	66.52	238,740	6.716	83.92	84.57	647	40.06
Refinance - Rate Term	79	15,514,036	10.39	196,380	6.547	82.67	93.94	647	40.84
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY DOCUMENTATION TYPE
Documentation Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Full Documentation	345	71,756,577	48.06	207,990	6.617	84.80	91.33	648	41.72
Stated Documentation	340	76,468,112	51.22	224,906	6.878	82.29	85.82	656	39.97
Limited Documentation	5	1,072,479	0.72	214,496	6.261	83.83	86.81	645	43.93
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY DEBT-TO-INCOME RATIO
Debt-to-Income Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	82	16,301,501	10.92	198,799	6.739	82.27	84.49	652	24.58
30.01 - 35.00	65	14,449,428	9.68	222,299	6.628	82.57	86.26	654	32.94
35.01 - 40.00	139	30,033,065	20.12	216,065	6.677	82.75	87.48	654	37.75
40.01 - 45.00	165	36,836,231	24.67	223,250	6.755	83.72	88.23	651	42.53
45.01 - 50.00	194	40,992,526	27.46	211,302	6.810	83.91	91.27	656	47.73
50.01 - 55.00	36	8,181,233	5.48	227,256	6.955	86.52	90.93	639	52.17
55.01 >=	8	2,197,184	1.47	274,648	6.690	86.48	89.39	633	56.03
Not Available	1	306,000	0.20	306,000	5.750	85.00	85.00	669	0.00
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Weighted Average DTI	40.83
Minimum DTI	3.93
Maximum DTI	58.29
Standard Deviation DTI	8.28

The Group I Mortgage Loans

DISTRIBUTION BY CREDIT SCORE
Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
600 - 619	92	20,225,234	13.55	219,839	6.954	82.61	85.04	609	40.53
620 - 639	186	39,878,350	26.71	214,400	6.817	82.37	87.31	629	41.32
640 - 659	184	40,333,316	27.02	219,203	6.831	85.65	89.46	648	40.63
660 - 679	96	21,047,626	14.10	219,246	6.477	83.20	88.84	669	41.32
680 - 699	59	12,394,292	8.30	210,073	6.556	82.78	90.59	689	39.75
700 - 719	37	7,615,604	5.10	205,827	6.765	84.46	91.71	710	41.93
720 - 739	14	3,407,854	2.28	243,418	6.390	80.86	91.55	727	41.15
740 - 759	9	1,561,521	1.05	173,502	6.666	81.80	93.63	748	40.59
760 - 779	7	1,481,872	0.99	211,696	6.545	80.09	86.41	765	37.73
780 - 799	6	1,351,500	0.91	225,250	6.285	84.91	90.06	785	36.24
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83
Weighted Average FICO	652
Minimum FICO	601
Maximum FICO	795
Standard Deviation FICO	36

DISTRIBUTION BY PREPAYMENT PENALTY TERM
Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0	139	28,263,324	18.93	203,333	7.160	84.34	90.24	653	41.02
12	33	8,148,703	5.46	246,930	6.863	84.24	87.26	647	42.24
24	366	80,813,811	54.13	220,803	6.669	83.45	88.18	650	40.64
36	152	32,071,330	21.48	210,996	6.557	82.73	87.99	660	40.79
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

DISTRIBUTION BY LIEN TYPE
Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1st Lien	690	149,297,168	100.00	216,373	6.748	83.51	88.48	652	40.83
Total:	690	149,297,168	100.00%	216,373	6.748	83.51	88.48	652	40.83

The Group II Mortgage Loans

Collateral Summary
Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.
Aggregate Principal Balance:	$427,862,633
Number of Mortgage Loans:	1,268
Average Principal Balance:	$337,431
% Adjustable-Rate Mortgage Loans:	97.97%
% Fixed-Rate Mortgage Loans:	2.03%
% Interest Only Loans:	100.00%
Weighted Average Current Mortgage Rate:	6.401%
Weighted Average Initial Net Mortgage Rate:	5.942%
Weighted Average Credit Score:	671
Weighted Average Original LTV:	80.78%
Weigthed Average Original Combined LTV	92.12%
Weighted Average Stated Remaining Term:	357 months
Weighted Average Stated Original Term:	360 months
Weighted Average Months to Roll:	25 months
Weighted Average Margin:	5.423%
Weighted Average Initial Rate Cap:	2.535%
Weighted Average Periodic Rate Cap:	1.154%
Weighted Average Maximum Rate:	12.706%
Weighted Average Minimum Rate:	6.398%
% California Loans:	60.48%

The Group II Mortgage Loans

DISTRIBUTION BY PRODUCT TYPE
Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cutoff Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
30 Year Fixed 5 Year Interest	22	8,671,321	2.03	394,151	6.536	75.16	80.37	660	44.41
ARM 5 Year Interest Only	2	474,320	0.11	237,160	5.542	80.00	96.69	714	31.75
2/28 ARM 5 Year Interest Only	945	318,847,945	74.52	337,405	6.387	81.38	93.19	671	42.11
3/27 ARM 5 Year Interest Only	246	78,570,770	18.36	319,393	6.450	80.93	92.91	673	42.26
5/25 ARM 5 Year Interest Only	52	20,998,395	4.91	403,815	6.387	73.43	77.69	656	40.32
5/25 ARM 10 Year Interest Only	1	299,882	0.07	299,882	5.999	80.00	100.00	713	45.00
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

DISTRIBUTION BY GROSS MORTGAGE RATE
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
4.500 - 4.999	4	1,309,950	0.31	327,487	4.961	77.20	93.68	717	39.51
5.000 - 5.499	36	14,211,162	3.32	394,754	5.311	78.86	88.34	687	40.95
5.500 - 5.999	364	130,329,499	30.46	358,048	5.797	79.16	93.24	683	42.30
6.000 - 6.499	343	111,305,433	26.01	324,506	6.224	78.75	91.46	671	42.11
6.500 - 6.999	285	92,278,564	21.57	323,784	6.701	81.81	92.43	667	41.83
7.000 - 7.499	129	43,193,274	10.10	334,832	7.199	83.84	90.91	651	42.27
7.500 - 7.999	72	24,911,341	5.82	345,991	7.688	86.32	90.96	644	42.07
8.000 - 8.499	20	5,893,613	1.38	294,681	8.247	89.58	95.45	657	43.20
8.500 - 8.999	13	3,944,929	0.92	303,456	8.726	91.90	94.30	663	42.12
9.000 - 9.499	2	484,868	0.11	242,434	9.150	100.00	100.00	652	39.94
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Weighted Average Original Rate	6.401
Minimum Original Rate (%)	4.875
Maximum Original Rate (%)	9.150
Standard Deviation (%)	0.691

The Group II Mortgage Loans

DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
50,000.01 - 100,000.00	26	2,321,854	0.54	89,302	6.624	75.75	90.94	675	36.90
100,000.01 - 150,000.00	97	12,652,052	2.96	130,434	6.565	78.87	95.84	680	40.23
150,000.01 - 200,000.00	140	24,767,117	5.79	176,908	6.495	78.09	94.03	671	39.80
200,000.01 - 250,000.00	160	36,341,157	8.49	227,132	6.450	77.93	92.51	675	41.43
250,000.01 - 300,000.00	172	47,213,491	11.03	274,497	6.406	79.05	94.33	675	41.71
300,000.01 - 350,000.00	121	39,269,406	9.18	324,541	6.356	79.61	95.10	674	42.67
350,000.01 - 400,000.00	157	59,560,365	13.92	379,365	6.434	82.46	92.63	667	42.73
400,000.01 - 450,000.00	119	50,724,556	11.86	426,257	6.280	82.75	92.66	673	42.51
450,000.01 - 500,000.00	102	48,682,257	11.38	477,277	6.491	82.78	91.11	667	42.65
500,000.01 - 550,000.00	68	35,816,179	8.37	526,709	6.370	83.17	91.66	671	43.41
550,000.01 - 600,000.00	45	26,017,755	6.08	578,172	6.350	80.26	88.26	659	42.17
600,000.01 - 650,000.00	24	14,925,359	3.49	621,890	6.279	83.03	88.57	669	42.82
650,000.01 - 700,000.00	13	8,769,946	2.05	674,611	6.146	80.37	93.82	681	42.20
700,000.01 - 750,000.00	7	5,135,650	1.20	733,664	6.326	80.55	95.14	678	38.87
750,000.01 - 800,000.00	3	2,280,250	0.53	760,083	6.519	81.65	93.37	717	34.21
800,000.01 >=	14	13,385,240	3.13	956,089	6.473	75.81	77.41	647	41.88
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Average Original Balance ($)		337,431
Minimum Original Balance ($)		64,000
Maximum Original Balance ($)		1,143,200
Standard Deviation Original Balance ($)		156,535

DISTRIBUTION BY ORIGINAL PRINCIPAL BALANCE
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Original Principal Balance ($)	% of Mortgage Pool by Aggregate Original Principal Balance	Avg. Original Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
50,000.01 - 100,000.00	26	2,321,854	0.54	89,302	6.624	75.75	90.94	675	36.90
100,000.01 - 150,000.00	97	12,652,052	2.96	130,434	6.565	78.87	95.84	680	40.23
150,000.01 - 200,000.00	140	24,767,117	5.79	176,908	6.495	78.09	94.03	671	39.80
200,000.01 - 250,000.00	160	36,341,157	8.49	227,132	6.450	77.93	92.51	675	41.43
250,000.01 - 300,000.00	172	47,213,491	11.03	274,497	6.406	79.05	94.33	675	41.71
300,000.01 - 350,000.00	121	39,269,406	9.18	324,541	6.356	79.61	95.10	674	42.67
350,000.01 - 400,000.00	157	59,560,365	13.92	379,365	6.434	82.46	92.63	667	42.73
400,000.01 - 450,000.00	119	50,724,556	11.86	426,257	6.280	82.75	92.66	673	42.51
450,000.01 - 500,000.00	102	48,682,257	11.38	477,277	6.491	82.78	91.11	667	42.65
500,000.01 - 550,000.00	68	35,816,179	8.37	526,709	6.370	83.17	91.66	671	43.41
550,000.01 - 600,000.00	45	26,017,755	6.08	578,172	6.350	80.26	88.26	659	42.17
600,000.01 - 650,000.00	24	14,925,359	3.49	621,890	6.279	83.03	88.57	669	42.82
650,000.01 - 700,000.00	13	8,769,946	2.05	674,611	6.146	80.37	93.82	681	42.20
700,000.01 - 750,000.00	7	5,135,650	1.20	733,664	6.326	80.55	95.14	678	38.87
750,000.01 - 800,000.00	3	2,280,250	0.53	760,083	6.519	81.65	93.37	717	34.21
800,000.01 >=	14	13,385,240	3.13	956,089	6.473	75.81	77.41	647	41.88
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Average Orig Balance ($)		337,467
Minimum Orig Balance ($)		64,000
Maximum Orig Balance ($)		1,143,200
Standard Deviation Orig Balance ($)		156,543

The Group II Mortgage Loans

DISTRIBUTION BY CREDIT GRADE
Credit Grade	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
AA+	235	92,508,285	21.62	393,652	6.608	84.03	88.51	642	42.80
AA	356	129,796,825	30.34	364,598	6.582	80.70	91.58	668	41.79
A+	13	5,112,238	1.19	393,249	6.414	79.90	83.50	657	40.79
A	1	862,500	0.20	862,500	7.575	75.00	75.00	628	28.67
A-	2	410,000	0.10	205,000	7.111	45.81	45.81	632	33.87
Not Applicable	661	199,172,784	46.55	301,320	6.179	79.45	94.55	686	42.06
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

DISTRIBUTION BY REMAINING TERM TO MATURITY
Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
341 - 350	4	1,594,079	0.37	398,520	6.851	95.84	95.84	651	42.44
351 - 360	1,264	426,268,554	99.63	337,238	6.399	80.72	92.11	671	42.09
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Weighted Average Remaining Term	357
Minimum Remaining Term	344
Maximum Remaining Term	359
Standard Deviation Remaining Term	1

DISTRIBUTION BY ORIGINAL TERM TO MATURITY
Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
360	1,268	427,862,633	100.00	337,431	6.401	80.78	92.12	671	42.09
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Weighted Average Original Term	360
Minimum Original Term	360
Maximum Original Term	360
Standard Deviation Original Term	0

The Group II Mortgage Loans

DISTRIBUTION BY ORIGINAL LTV
Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	1	91,470	0.02	91,470	6.990	27.55	27.55	606	19.00
30.01 - 35.00	1	110,000	0.03	110,000	6.050	34.38	34.38	631	43.76
35.01 - 40.00	1	1,100,000	0.26	1,100,000	6.280	36.67	36.67	620	41.87
40.01 - 45.00	7	1,938,000	0.45	276,857	6.128	43.03	43.03	642	37.07
45.01 - 50.00	9	1,805,849	0.42	200,650	6.491	48.84	48.84	650	36.39
50.01 - 55.00	13	3,513,140	0.82	270,242	6.063	52.84	52.84	663	36.53
55.01 - 60.00	31	7,607,452	1.78	245,402	6.418	57.45	57.78	646	36.93
60.01 - 65.00	26	7,999,776	1.87	307,684	6.317	63.44	63.44	645	38.71
65.01 - 70.00	8	4,033,000	0.94	504,125	6.562	68.80	68.80	652	42.79
70.01 - 75.00	26	13,090,990	3.06	503,500	6.236	73.93	76.40	646	37.18
75.01 - 80.00	909	288,808,250	67.50	317,721	6.241	79.91	96.49	679	42.34
80.01 - 85.00	39	17,440,582	4.08	447,194	6.474	84.48	86.06	658	42.60
85.01 - 90.00	113	49,128,176	11.48	434,763	6.872	89.63	89.71	651	42.81
90.01 - 95.00	50	20,007,607	4.68	400,152	7.020	94.66	94.66	661	44.39
95.01 - 100.00	34	11,188,342	2.61	329,069	7.568	100.00	100.00	651	42.57
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Weighted Average LTV (%)	80.78
Minimum LTV (%)	27.55
Maximum LTV (%)	100.00
Standard Deviation LTV (%)	8.70

DISTRIBUTION BY ORIGINAL COMBINED LTV
Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	1	91,470	0.02	91,470	6.990	27.55	27.55	606	19.00
30.01 - 35.00	1	110,000	0.03	110,000	6.050	34.38	34.38	631	43.76
35.01 - 40.00	1	1,100,000	0.26	1,100,000	6.280	36.67	36.67	620	41.87
40.01 - 45.00	7	1,938,000	0.45	276,857	6.128	43.03	43.03	642	37.07
45.01 - 50.00	9	1,805,849	0.42	200,650	6.491	48.84	48.84	650	36.39
50.01 - 55.00	13	3,513,140	0.82	270,242	6.063	52.84	52.84	663	36.53
55.01 - 60.00	30	7,157,452	1.67	238,582	6.439	57.41	57.41	648	36.92
60.01 - 65.00	27	8,449,776	1.97	312,955	6.304	63.16	63.45	643	38.62
65.01 - 70.00	8	4,033,000	0.94	504,125	6.562	68.80	68.80	652	42.79
70.01 - 75.00	23	11,049,990	2.58	480,434	6.262	73.95	73.95	642	36.70
75.01 - 80.00	89	40,239,966	9.40	452,134	6.268	79.49	79.49	657	42.31
80.01 - 85.00	35	16,091,266	3.76	459,750	6.483	84.28	84.43	658	42.81
85.01 - 90.00	137	61,259,723	14.32	447,151	6.744	87.44	89.68	656	42.48
90.01 - 95.00	81	33,709,224	7.88	416,163	6.712	88.63	94.73	668	42.33
95.01 - 100.00	806	237,313,777	55.46	294,434	6.298	80.99	99.98	682	42.55
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Weighted Average CLTV (%)	92.12
Minimum CLTV (%)	27.55
Maximum CLTV (%)	100.00
Standard Deviation CLTV (%)	12.63

The Group II Mortgage Loans

DISTRIBUTION BY GROSS MARGIN
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
3.250 - 3.499	3	1,061,050	0.25	353,683	5.746	89.10	95.97	664	44.94
3.500 - 3.749	7	4,031,258	0.96	575,894	5.539	76.01	84.58	656	41.96
3.750 - 3.999	10	3,500,559	0.84	350,056	6.141	85.75	93.09	640	46.75
4.000 - 4.249	21	8,289,330	1.98	394,730	6.003	75.91	85.00	652	40.78
4.250 - 4.499	24	8,639,649	2.06	359,985	6.115	78.42	87.73	637	46.03
4.500 - 4.749	32	12,900,427	3.08	403,138	6.224	76.20	80.96	637	40.45
4.750 - 4.999	38	14,898,939	3.55	392,077	6.435	84.99	90.53	644	43.20
5.000 - 5.249	307	103,814,086	24.77	338,157	5.986	79.81	94.29	680	42.53
5.250 - 5.499	151	45,477,135	10.85	301,173	6.310	80.74	95.25	680	42.45
5.500 - 5.749	188	62,847,775	14.99	334,297	6.363	80.83	92.57	670	41.49
5.750 - 5.999	252	83,763,443	19.98	332,395	6.502	81.11	92.71	673	41.33
6.000 - 6.249	160	53,039,880	12.65	331,499	7.021	81.70	91.44	674	41.93
6.250 - 6.499	37	11,675,343	2.79	315,550	7.399	87.10	90.97	661	41.47
6.500 - 6.749	10	3,216,400	0.77	321,640	7.739	87.87	89.76	648	41.56
6.750 - 6.999	4	1,222,588	0.29	305,647	7.950	90.88	90.88	643	44.75
7.000 - 7.249	2	813,449	0.19	406,725	8.477	96.78	96.78	673	35.39
Total:	1,246	419,191,312	100.00%	336,430	6.398	80.90	92.37	671	42.04
Weighted Average Margin (%)	5.423
Minimum Margin (%)	3.300
Maximum Margin (%)	7.000
Standard Deviation Margin (%)	0.559

The Group II Mortgage Loans

DISTRIBUTION BY MINIMUM MORTGAGE RATE
Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
4.500 - 4.999	4	1,309,950	0.31	327,487	4.961	77.20	93.68	717	39.51
5.000 - 5.499	36	14,211,162	3.39	394,754	5.311	78.86	88.34	687	40.95
5.500 - 5.999	360	128,393,484	30.63	356,649	5.795	79.17	93.42	683	42.26
6.000 - 6.499	337	108,515,933	25.89	322,006	6.226	78.99	91.93	671	42.00
6.500 - 6.999	282	91,198,564	21.76	323,399	6.701	81.89	92.64	667	41.80
7.000 - 7.499	123	41,546,174	9.91	337,774	7.204	84.08	91.35	651	42.31
7.500 - 7.999	69	23,692,636	5.65	343,372	7.696	86.64	90.50	643	42.00
8.000 - 8.499	20	5,893,613	1.41	294,681	8.247	89.58	95.45	657	43.20
8.500 - 8.999	13	3,944,929	0.94	303,456	8.726	91.90	94.30	663	42.12
9.000 - 9.499	2	484,868	0.12	242,434	9.150	100.00	100.00	652	39.94
Total:	1,246	419,191,312	100.00%	336,430	6.398	80.90	92.37	671	42.04
Weighted Average Minimum Rate (%)	6.398
Minimum Minimum Rate (%)	4.875
Maximum Minimum Rate (%)	9.150
Standard Deviation (%)	0.693

DISTRIBUTION BY MAXIMUM MORTGAGE RATE
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
10.500 - 10.999	4	1,309,950	0.31	327,487	4.961	77.20	93.68	717	39.51
11.000 - 11.499	27	10,906,283	2.60	403,936	5.302	78.53	88.44	684	41.54
11.500 - 11.999	274	94,191,906	22.47	343,766	5.796	79.78	94.46	685	42.79
12.000 - 12.499	264	81,598,633	19.47	309,086	6.179	78.87	92.04	674	42.09
12.500 - 12.999	295	99,646,051	23.77	337,783	6.377	80.45	92.14	669	41.44
13.000 - 13.499	153	53,431,051	12.75	349,223	6.655	82.01	90.89	655	41.86
13.500 >=	229	78,107,439	18.63	341,081	7.380	84.57	92.00	660	42.09
Total:	1,246	419,191,312	100.00%	336,430	6.398	80.90	92.37	671	42.04
Weighted Average Maximum Rate (%)	12.706
Minimum Maximum Rate (%)	10.875
Maximum Maximum Rate (%)	15.950
Standard Deviation (%)	0.899

The Group II Mortgage Loans

DISTRIBUTION BY INITIAL PERIODIC CAP
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000	3	642,320	0.15	214,107	5.721	80.00	97.55	693	32.72
1.500	357	129,173,029	30.81	361,829	6.583	80.66	91.52	669	41.62
3.000	886	289,375,963	69.03	326,609	6.317	81.01	92.74	671	42.25
Total:	1,246	419,191,312	100.00%	336,430	6.398	80.90	92.37	671	42.04
Weighted Average Initial Cap (%)	2.535
Minimum Initial Cap (%)	1.000
Maximum Initial Cap (%)	3.000
Standard Deviation (%)	0.682

DISTRIBUTION BY SUBSEQUENT PERIODIC CAP
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000	889	290,018,283	69.19	326,230	6.315	81.00	92.75	671	42.23
1.500	357	129,173,029	30.81	361,829	6.583	80.66	91.52	669	41.62
Total:	1,246	419,191,312	100.00%	336,430	6.398	80.90	92.37	671	42.04
Weighted Average Periodic Cap (%)	1.154
Minimum Periodic Cap (%)	1.000
Maximum Periodic Cap (%)	1.500
Standard Deviation	0.226

The Group II Mortgage Loans

DISTRIBUTION BY NEXT RATE ADJUSTMENT DATE

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
January 2006	2	474,320	0.11	237,160	5.542	80.00	96.69	714	31.75
July 2006	1	269,000	0.06	269,000	6.300	100.00	100.00	651	36.80
December 2006	2	869,079	0.21	434,540	7.023	95.00	95.00	649	42.57
January 2007	1	456,000	0.11	456,000	6.850	95.00	95.00	653	45.52
February 2007	1	384,500	0.09	384,500	6.600	94.94	94.94	644	45.04
March 2007	1	294,500	0.07	294,500	6.250	95.00	95.00	652	54.78
May 2007	2	603,179	0.14	301,590	7.377	100.00	100.00	656	40.48
June 2007	79	23,837,684	5.69	301,743	6.408	82.50	93.96	682	42.82
July 2007	461	142,208,835	33.92	308,479	6.177	80.08	95.75	685	42.20
August 2007	12	4,748,543	1.13	395,712	6.982	86.85	95.03	643	46.33
September 2007	298	115,473,150	27.55	387,494	6.523	82.55	90.22	653	41.91
October 2007	87	29,703,474	7.09	341,419	6.707	79.87	91.23	670	41.07
June 2008	14	4,269,550	1.02	304,968	6.000	81.31	92.59	670	43.56
July 2008	87	24,204,771	5.77	278,216	6.201	80.19	95.66	686	41.31
August 2008	4	1,644,640	0.39	411,160	6.958	78.92	93.22	673	44.31
September 2008	87	29,902,495	7.13	343,707	6.541	82.51	90.30	668	41.89
October 2008	54	18,549,314	4.43	343,506	6.688	79.42	93.58	666	43.61
June 2010	3	1,696,120	0.40	565,373	5.631	70.01	71.51	693	53.71
July 2010	24	6,413,010	1.53	267,209	6.328	70.96	80.12	686	39.11
August 2010	2	1,447,500	0.35	723,750	7.383	74.24	74.24	628	31.39
September 2010	23	11,129,648	2.66	483,898	6.389	74.54	77.60	638	40.09
October 2010	1	612,000	0.15	612,000	6.540	90.00	90.00	649	43.63
Total:	1,246	419,191,312	100.00%	336,430	6.398	80.90	92.37	671	42.04
Weighted Average Next Rate Adjustment Date		December 2007
Minimum Next Rate Adjustment Date		January 2006
Maximum Next Rate Adjustment Date		October 2010

The Group II Mortgage Loans

DISTRIBUTION BY STATE
Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
California	656	258,760,318	60.48	394,452	6.200	80.47	91.01	672	42.37
New York	64	25,405,057	5.94	396,954	6.591	81.12	90.35	666	43.37
Florida	108	24,155,672	5.65	223,664	6.833	82.33	96.21	668	42.00
Nevada	52	14,291,953	3.34	274,845	6.349	80.32	97.92	677	42.98
Massachusetts	37	12,468,566	2.91	336,988	6.806	81.54	90.58	657	41.12
New Jersey	30	10,853,078	2.54	361,769	7.201	82.62	89.03	647	41.91
Arizona	37	9,771,038	2.28	264,082	7.045	83.20	94.85	665	41.63
Colorado	32	7,440,985	1.74	232,531	6.346	76.15	89.29	665	38.32
Maryland	26	7,134,385	1.67	274,399	6.542	78.00	91.46	674	42.01
Washington	27	6,601,740	1.54	244,509	6.313	81.27	99.58	675	39.17
Georgia	24	5,559,751	1.30	231,656	6.650	81.51	97.94	686	39.53
Virginia	16	5,555,966	1.30	347,248	6.810	79.11	92.61	665	41.98
Illinois	20	4,896,121	1.14	244,806	7.212	84.62	94.16	672	43.23
Hawaii	12	4,667,153	1.09	388,929	6.278	80.46	100.00	704	40.23
Oregon	21	4,598,772	1.07	218,989	6.194	78.34	95.82	674	41.28
Other	106	25,702,079	6.01	242,472	6.835	82.28	94.29	665	40.95
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

DISTRIBUTION BY OCCUPANCY TYPE
Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Primary	1,261	425,257,684	99.39	337,238	6.398	80.83	92.22	670	42.14
Second Home	4	1,617,500	0.38	404,375	6.280	69.49	75.40	691	31.75
Investment	3	987,449	0.23	329,150	7.603	78.39	78.39	679	36.68
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

The Group II Mortgage Loans

DISTRIBUTION BY PROPERTY TYPE
Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Single Family Residence	863	297,113,732	69.44	344,280	6.376	80.63	90.97	667	42.40
Planned Unit Development	223	70,576,977	16.50	316,489	6.399	80.71	95.19	675	41.95
Condo	122	37,296,386	8.72	305,708	6.401	81.99	95.76	684	40.94
2-4 Family	60	22,875,538	5.35	381,259	6.729	80.97	91.74	673	40.32
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

DISTRIBUTION BY LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Purchase	968	300,672,408	70.27	310,612	6.377	81.44	97.06	679	42.35
Refinance - Cashout	269	113,454,554	26.52	421,764	6.465	78.76	79.20	650	41.22
Refinance - Rate Term	31	13,735,671	3.21	443,086	6.374	83.01	90.82	661	43.47
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

DISTRIBUTION BY DOCUMENTATION TYPE
Documentation Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Full Documentation	305	114,039,913	26.65	373,901	6.220	81.87	91.72	659	42.82
Stated Documentation	952	309,704,120	72.38	325,319	6.465	80.36	92.36	675	41.83
Limited Documentation	11	4,118,600	0.96	374,418	6.530	82.37	85.77	646	41.21
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

DISTRIBUTION BY DEBT-TO-INCOME RATIO
Debt-to-Income Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	90	28,195,286	6.59	313,281	6.477	78.75	85.76	668	24.21
30.01 - 35.00	128	40,482,513	9.46	316,270	6.263	77.48	88.24	680	33.09
35.01 - 40.00	234	75,237,240	17.58	321,527	6.322	80.27	92.29	671	37.86
40.01 - 45.00	347	111,907,943	26.16	322,501	6.436	80.78	93.63	674	42.99
45.01 - 50.00	416	150,152,763	35.09	360,944	6.450	81.77	93.57	669	47.68
50.01 - 55.00	40	16,236,354	3.79	405,909	6.423	84.79	89.71	646	52.52
55.01 >=	12	5,403,534	1.26	450,295	5.961	84.49	89.26	652	56.09
Not Available	1	247,000	0.06	247,000	6.390	65.00	65.00	666	0.00
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Weighted Average DTI	42.09
Minimum DTI	4.79
Maximum DTI	58.27
Standard Deviation DTI	7.32

The Group II Mortgage Loans

DISTRIBUTION BY CREDIT SCORE
Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
600 - 619	75	28,051,104	6.56	374,015	6.660	78.72	80.98	609	42.42
620 - 639	158	58,506,557	13.67	370,295	6.660	78.92	84.83	629	42.01
640 - 659	317	107,126,233	25.04	337,938	6.598	83.71	93.21	649	41.99
660 - 679	232	76,504,775	17.88	329,762	6.329	79.55	92.75	669	43.17
680 - 699	202	64,037,883	14.97	317,019	6.208	80.40	95.35	688	41.73
700 - 719	123	41,450,651	9.69	336,997	6.165	80.64	96.67	709	41.74
720 - 739	76	25,024,078	5.85	329,264	6.138	80.20	94.29	729	43.69
740 - 759	53	17,076,206	3.99	322,193	6.008	81.28	97.11	748	39.33
760 - 779	20	5,976,393	1.40	298,820	6.034	78.47	95.51	768	37.76
780 - 799	10	3,727,620	0.87	372,762	6.294	80.00	96.63	786	40.07
800 +	2	381,133	0.09	190,566	6.035	80.00	100.00	806	43.97
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09
Weighted Average FICO	671
Minimum FICO	600
Maximum FICO	807
Standard Deviation FICO	39

DISTRIBUTION BY PREPAYMENT PENALTY TERM
Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0	227	76,788,859	17.95	338,277	6.861	81.57	91.47	668	41.87
12	91	31,719,880	7.41	348,570	6.647	80.41	92.93	668	40.47
24	728	246,192,353	57.54	338,176	6.283	81.23	93.40	672	42.32
30	1	548,000	0.13	548,000	6.050	75.48	94.35	662	33.73
36	221	72,613,542	16.97	328,568	6.207	78.64	88.13	671	42.29
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

DISTRIBUTION BY LIEN TYPE
Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Avg. Cut-off Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1st Lien	1,268	427,862,633	100.00	337,431	6.401	80.78	92.12	671	42.09
Total:	1,268	427,862,633	100.00%	337,431	6.401	80.78	92.12	671	42.09

Contact Information

HSBC Securities
Principal Finance
Jon Voigtman Managing Director Head of Principal Finance	Tel: (212) 525-2348 Fax: (646) 366-2521 jon.voigtman@us.hsbc.com
Andrea Lenox Vice President	Tel: (212) 525-4600 Fax: (646) 366-3647 andrea.lenox@us.hsbc.com
Kristine Lock Assistant Vice President	Tel: (212) 525-3307 kristine.lock@us.hsbc.com
Jay Kilpatrick Senior Vice President Head of Contract Finance	Tel: (212) 525-4140 jay.kilpatrick@us.hsbc.com
Syndicate and ABS / MBS Trading
Caroline Morrill Managing Director	Tel: (212) 525-3785 Fax: (646) 366-3434 caroline.morrill@us.hsbc.com
Michael Banchik Senior Vice President	Tel: (212) 525-3399 Fax: (646) 366-3142 michael.banchik@us.hsbc.com
George Smith Managing Director ABS Trading	Tel: (212) 525-3786 Fax: (646) 366-3435 george.smith@us.hsbc.com
Structuring and Whole Loan Trading
Martin Priest Vice President	Tel: (212) 525-4198 martin.priest@us.hsbc.com
Chris Amato	Tel: (212) 525-3307 Christopher.V.Amato@us.hsbc.com
Mark Wirth Senior Vice President	Tel: (212) 525-4029 mark.wirth@us.hsbc.com
Christina Ni	Tel: (212) 525-3307 christina.ni@us.hsbc.com
Rating Agencies
Chris Deasy – S&P	Tel: (212) 438-2405 Fax: (212) 438-7322 Chris_Deasy@standardandpoors.com
Joe Grohotolski – Moody’s	Tel: (212) 553-1019 Joseph.Grohotolski@moodys.com
Steven Willemin – Fitch	Tel: (212) 908-0840 Steven.Willemin@fitchratings.com

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.